EXECUTION COPY



                                                                   Exhibit 99.2



                                  LAVALIFE INC.



                                       and



      CMS/MID-ATLANTIC BUSINESS OPPORTUNITY PARTNERS, L.P., ECP-IMG LIMITED PARTNERSHIP, ECP-IMG GP INC., CANADIAN IMPERIAL BANK OF COMMERCE, THE VENGROWTH INVESTMENT FUND INC., MWI NOMINEE COMPANY LTD., 1389122 ONTARIO INC., OCTENNIAL
 CORPORATION, TRITRUST, XONKOR HOLDING LIMITED, MACHKOR HOLDING LIMITED, MULKOR
      HOLDING LTD., HEXTA CORPORATION LTD., AND SEPTUS CORPORATION LIMITED



                                       and



                    RON DUKE, PAUL GALLUCCI AND BRUCE CROXON



                                       and



                            MEMBERWORKS INCORPORATED



--------------------------------------------------------------------------------


                          MASTER TRANSACTION AGREEMENT

                                  March 3, 2004


--------------------------------------------------------------------------------






                              STIKEMAN ELLIOTT LLP

                                TABLE OF CONTENTS


                                    Article 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

Section 1.1       Definitions...........................................2
Section 1.2       Certain Rules of Interpretation......................16
Section 1.3       Knowledge............................................17
Section 1.4       Entire Agreement.....................................18
Section 1.5       Schedules............................................18

                                    Article 2
                                  TRANSACTIONS

Section 2.1       Reorganization.......................................19
Section 2.2       Purchased Assets.....................................19
Section 2.3       Purchased Shares.....................................19
Section 2.4       Purchase for Cancellation............................20
Section 2.5       Assignment of Contracts..............................20
Section 2.6       Place of Closing.....................................21
Section 2.7       Tender...............................................21
Section 2.8       Holdco Alternative...................................21
Section 2.9       Transaction Ordering.................................22

                                    Article 3
                   ASSET PURCHASE PRICE, SHARE PURCHASE PRICE
                       AND PURCHASE FOR CANCELLATION PRICE

Section 3.1       Asset Purchase Price.................................22
Section 3.2       Payment of Sales Tax.................................22
Section 3.3       Allocation of Asset Purchase Price...................23
Section 3.4       Satisfaction of Asset Purchase Price.................23
Section 3.5       Share Purchase Price.................................23
Section 3.6       Allocation of Share Purchase Price
                  among Share Vendors..................................23
Section 3.7       Satisfaction of Share Purchase Price.................24
Section 3.8       Purchase for Cancellation Price......................24
Section 3.9       Allocation of Purchase for Cancellation Price........25
Section 3.10      Satisfaction of Purchase for
                  Cancellation Price...................................25
Section 3.11      Certificate of Net Cash Amount and Closing
                  Working Capital......................................26
Section 3.12      Delivery of Closing Date Financial Statements........26
Section 3.13      Adjustments to Share Purchase Price and
                  Purchase for Cancellation Price......................26
Section 3.14      Objection to Closing Date Financial Statements.......27
Section 3.15      Interest.............................................28
Section 3.16      Section 116 Requirements.............................28
Section 3.17      Transferred Shares...................................31

                                      (i)

                                    Article 4
                         REPRESENTATIONS AND WARRANTIES
                   OF THE SHAREHOLDERS RELATING TO THE COMPANY

Section 4.1       Incorporation and Registration.......................32
Section 4.2       Subsidiaries.........................................32
Section 4.3       Capitalization.......................................32
Section 4.4       Business.............................................33
Section 4.5       Title to the Assets..................................33
Section 4.6       Absence of Conflicting Agreements....................34
Section 4.7       Regulatory Approvals.................................34
Section 4.8       Compliance with Shareholders Agreement...............34
Section 4.9       Financial Statements.................................34
Section 4.10      Unused Credits.......................................35
Section 4.11      Debt Obligations.....................................35
Section 4.12      Liabilities..........................................35
Section 4.13      Absence of Changes and Unusual Transactions..........36
Section 4.14      Condition of Fixed Assets............................36
Section 4.15      Accounts Receivable..................................36
Section 4.16      Bank Accounts and Powers of Attorney.................37
Section 4.17      Business in Compliance with Laws.....................37
Section 4.18      Intellectual Property................................37
Section 4.19      Software Materials...................................39
Section 4.20      Internet Web Site....................................40
Section 4.21      Real Property........................................41
Section 4.22      Environmental Matters................................41
Section 4.23      Employment Matters...................................41
Section 4.24      Collective Agreements................................43
Section 4.25      Related Party Contracts..............................44
Section 4.26      Benefit Plans........................................44
Section 4.27      Insurance............................................45
Section 4.28      Material Contracts...................................45
Section 4.29      Litigation...........................................45
Section 4.30      Tax Matters..........................................45
Section 4.31      Equipment Contracts..................................48
Section 4.32      Corporate Records....................................48
Section 4.33      Books and Records....................................49
Section 4.34      Personal Information.................................49
Section 4.35      No Broker............................................50
Section 4.36      Residence of the Company.............................50
Section 4.37      Private Corporation..................................50
Section 4.38      Full Disclosure......................................50

                                      (ii)

                                    Article 5
                           ADDITIONAL REPRESENTATIONS
                       AND WARRANTIES OF THE SHAREHOLDERS

Section 5.1       Right to Sell........................................51
Section 5.2       Due Authorization....................................51
Section 5.3       Enforceability of Obligations........................51
Section 5.4       Absence of Conflicting Agreements....................51
Section 5.5       Litigation...........................................51
Section 5.6       No Broker............................................52
Section 5.7       Residence of the Shareholder.........................52

                                    Article 6
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

Section 6.1       Due Authorization....................................52
Section 6.2       Enforceability of Obligations........................53
Section 6.3       Absence of Conflicting Agreements....................53
Section 6.4       Financial Ability....................................53
Section 6.5       Investment Canada....................................53
Section 6.6       Litigation...........................................53
Section 6.7       Personal Information.................................54
Section 6.8       No Broker............................................54

                                    Article 7
                                    SURVIVAL

Section 7.1       Nature and Survival..................................54

                                    Article 8
                        PURCHASERS' CONDITIONS PRECEDENT

Section 8.1       Truth and Accuracy of Representations of
                   Shareholders at the Closing Time....................55
Section 8.2       Performance of Obligations...........................56
Section 8.3       Consents, Approvals and Waivers......................56
Section 8.4       No Proceedings.......................................56
Section 8.5       Options..............................................56
Section 8.6       Termination of Shareholders Agreement and
                   Voting and Deposit Agreement........................56
Section 8.7       Completion of Reorganization.........................56
Section 8.8       Asset Closing........................................57
Section 8.9       Purchase for Cancellation............................57
Section 8.10      No Material Adverse Change...........................57
Section 8.11      Employee Shareholders................................57
Section 8.12      Receipt of Closing Documentation.....................57


                                     (iii)

                                    Article 9
                       SHAREHOLDERS' CONDITIONS PRECEDENT

Section 9.1       Truth and Accuracy of Representations of
                   Purchasers at the Closing Time......................60
Section 9.2       Performance of Obligations...........................60
Section 9.3       Consents, Approvals and Waivers......................61
Section 9.4       No Proceedings.......................................61
Section 9.5       Completion of Reorganization.........................61
Section 9.6       Asset Closing........................................61
Section 9.7       Purchase for Cancellation............................61
Section 9.8       Employee Shareholders................................61
Section 9.9       Receipt of Closing Documentation.....................61

                                   Article 10
                         OTHER COVENANTS OF THE PARTIES

Section 10.1      Conduct of Business Prior to Closing.................62
Section 10.2      Access for Investigation.............................64
Section 10.3      Actions to Satisfy Closing Conditions................65
Section 10.4      Transfer of the Purchased Assets and
                  Purchased Shares.....................................66
Section 10.5      Request for Consents.................................66
Section 10.6      Preservation of Records..............................66
Section 10.7      Stub Period Returns..................................67
Section 10.8      Tax Matters..........................................68
Section 10.9      Filings and Authorizations...........................68
Section 10.10     Risk of Loss.........................................68
Section 10.11     Consent to Jurisdiction..............................69
Section 10.12     Confidentiality......................................70
Section 10.13     Non-Competition......................................70
Section 10.14     Non-Solicitation of Employees........................71
Section 10.15     Non-Interference.....................................71
Section 10.16     Term.................................................71
Section 10.17     Waiver of Shareholders Agreement.....................71
Section 10.18     Capital Dividend.....................................72
Section 10.19     Employee Shareholders................................72

                                      (iv)

                                   Article 11
                          INDEMNIFICATION FOR BREACHES
                           OF COVENANTS AND WARRANTIES

Section 11.1         Indemnification...................................73
Section 11.2         Indemnification Procedures for
                     Third Party Claims...... .........................76
Section 11.3         Share Purchase Price and Purchase for
                     Cancellation Price Adjustment.....................77
Section 11.4         Mitigation and Exclusive Remedies.................77
Section 11.5         One Recovery......................................77
Section 11.6         Directors/Officers................................78

                                   Article 12
                                     GENERAL

Section 12.1         Public Notices....................................78
Section 12.2         Expenses..........................................78
Section 12.3         Notices...........................................79
Section 12.4         Assignment........................................80
Section 12.5         Amendment.........................................80
Section 12.6         Further Assurances................................80
Section 12.7         Execution and Counterparts........................81
Section 12.8         Disclosure on Schedules...........................81
Section 12.9         Independent Legal Advice..........................81
Section 12.10        Release of Shareholder Claims.....................81
Section 12.11        Withholding.......................................81


                                     ADDENDA

SCHEDULE 1.1(43)            Employee Shareholders
SCHEDULE 1.1(83)            Permitted Encumbrances
SCHEDULE 1.1(87)            Proportionate Share
SCHEDULE 1.1(95)            Purchase for Cancellation Shareholders
SCHEDULE 1.1(118)           Share Vendors
SCHEDULE 2.1                Reorganization
SCHEDULE 2.4                Purchase for Cancellation
SCHEDULE 3.2                Payment of Sales Tax
SCHEDULE 4.2                Subsidiaries
SCHEDULE 4.3                Share Capital
SCHEDULE 4.7                Consents and Approvals
SCHEDULE 4.11               Debt Obligations
SCHEDULE 4.12               Liabilities
SCHEDULE 4.13               Absence of Changes and Unusual Transactions
SCHEDULE 4.17               Compliance with Laws
SCHEDULE 4.18               Intellectual Property
SCHEDULE 4.19               Software Materials
SCHEDULE 4.20               Internet Web Site
SCHEDULE 4.21               Real Property
SCHEDULE 4.24               Collective Agreements
SCHEDULE 4.26               Benefit Plans
SCHEDULE 4.27               Insurance Policies
SCHEDULE 4.28               Material Contracts
SCHEDULE 4.29               Litigation Proceedings
SCHEDULE 4.30               Tax Matters
SCHEDULE 4.31               Equipment Contracts
SCHEDULE 5.7                Non-Resident Shareholder

                                      (v)

                          MASTER TRANSACTION AGREEMENT

     This Master Transaction Agreement is made as of the 3rd day of March, 2004

B E T W E E N:

               Lavalife Inc., a corporation governed by the laws of Ontario

               (the "Company")

               -and-

               CMS/Mid-Atlantic Business Opportunity Partners, L.P., ECP-IMG Limited Partnership, ECP-IMG GP Inc., Canadian Imperial Bank of Commerce, The VenGrowth Investment Fund Inc., MWI Nominee Company Ltd., 1389122 Ontario Inc., Octennial Corporation, Tritrust, Xonkor Holding Limited, Machkor Holding Limited, Mulkor Holding Ltd., Hexta Corporation Ltd. and Septus Corporation Limited

               (the "Investors")

               -and-

               Ron Duke, Paul Gallucci and Bruce Croxon

               (the "Senior Management")

               -and-

               MemberWorks Incorporated, a corporation governed by the laws of Delaware

               (the "Purchaser").

RECITALS:

(A) The Investors, Senior Management and the Employee Shareholders (defined herein) together beneficially own and control all of the issued and outstanding shares in the capital of the Company.

(B) The Company has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Company certain of the assets of the Company, on the terms and conditions set forth in this Agreement.

(C) Certain of the Shareholders have agreed to sell to a wholly-owned subsidiary of the Purchaser (the "Share Purchaser") and the Purchaser has agreed to cause such entity to purchase from such Shareholders all of the issued and outstanding shares of the Company owned by them, on the terms and conditions set forth in this Agreement.

(D) The Company has agreed to purchase for cancellation, following completion of the transactions contemplated by recitals B and C above, all of the issued and outstanding shares of the Company, other than those acquired by the Share Purchaser, on the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties agree as follows:

Article 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

Section 1.1       Definitions.
         Whenever used in this Agreement, the following words and terms have the meanings set out below:

(1) "Accounts Receivable" means accounts receivable, bills receivable, trade accounts, book debts and insurance claims recorded as receivable in the Books and Records and any other amount due to the Company or any of the Subsidiaries including any refunds and rebates, and the benefit of all security (including cash deposits), guarantees and other collateral held by the Company or any of the Subsidiaries;

(2) "Adjusted Working Capital" means Working Capital as of September 30, 2003 less all cash on the Balance Sheet and less the Extraordinary Receivables;

(3) "Adjustment Escrow Agent" means CIBC Mellon Trust Company or any successor or replacement escrow agent under the Adjustment Escrow Agreement;

(4) "Adjustment Escrow Agreement" means the escrow agreement to be entered into on the Closing Date among the Adjustment Escrow Agent, the Company, the Purchasers and the Shareholders in connection with the escrow of the Adjustment Escrow Amount held as security for the adjustment to the Share Purchase Price and Purchase for Cancellation Price contemplated in Section 3.7(3), Section 3.10(3) and Section 3.13;

(5) "Adjustment Escrow Amount" means the amount paid to the Adjustment Escrow Agent pursuant to Section 3.7(3) and Section 3.10(3) plus the Income Earned thereon;

(6) "Affiliate" has the meaning given to such term in the Business Corporations Act (Ontario), as amended from time to time;

(7) "Agreement" means this Master Transaction Agreement, including all schedules, and all amendments, supplements, restatements or replacements thereof from time to time, as permitted, and references to "Article" or "Section" mean the specified Article or Section of this Agreement;

(8) "arm's length" has the meaning given to such term for purposes of the Income Tax Act (Canada);

(9) "Asset Closing" means the completion of the sale to and purchase by the Purchaser of the Purchased Assets under this Agreement;

(10) "Asset Purchase Closing Time" means 9:05 a.m., Toronto time, on the Closing Date or such other time on such date as the Purchaser and the Shareholders may agree in writing as the time at which the Asset Closing shall take place;

(11) "Asset Purchase Price" has the meaning given in Section 3.1;

(12) "Auditor" means Ernst & Young LLP, Chartered Accountants;

(13) "Balance Sheet" means the audited consolidated balance sheet of the Company and the Subsidiaries as at September 30, 2003, forming part of the Financial Statements;

(14) "Benefit Plans" means written plans, arrangements, agreements, programs or policies, funded or unfunded, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or under which the Company or any of the Subsidiaries has any liability or contingent liability, which:

     (a) provide for employment benefits relating to disability or wage or benefits continuation during periods of absence from work or employment benefits relating to hospitalization, healthcare, medical or dental treatments or expenses, life insurance, accidental death and dismemberment insurance, death or survivor's benefits and supplementary employment insurance, in each case regardless of whether or not such benefits are insured or self- insured; or

     (b) are in the nature of compensation plans, which means all employment benefits relating to bonuses, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary; with respect to any of its Employees or former employees (or any spouses, dependants, survivors or beneficiaries of any such Employees or former employees), directors or officers, individuals working on contract with the Company or any of the Subsidiaries or other individuals providing services to any of them of a kind normally provided by employees or eligible dependants of such Person;

     but "Benefit Plans" does not include Statutory Plans;

(15) "Best Efforts" means the reasonable efforts that a prudent Person who desires to complete the transaction would use in similar circumstances to ensure that a closing occurs as expeditiously as possible without the necessity of assuming any material obligations or paying any material amounts to an unrelated third party;

(16) "Books and Records" means all books and records of the Company and the Subsidiaries, including financial, corporate, operations and sales books, records, books of account, sales and purchase records, tax records, lists of suppliers and customers, formulae, business reports, plans and projections and all other documents, surveys, plans, files, records, correspondence, and other data and information, financial or otherwise, including all data and information stored on computer-related or other electronic media;

(17) "Business" means the provision of electronic personal services including, but not limited to, the on-line business of the Company and the Subsidiaries carried on through the lavalife.com website and the IVR-based interactive personals services in North America and the rest of the world;

(18) "Business Day" means any day, other than a Saturday or Sunday, on which the Canadian Imperial Bank of Commerce in Toronto is open for commercial banking business during normal banking hours;

(19) "Cash at Closing" means the amount of the cash and short term deposits of the Company, as reflected on the consolidated balance sheet of the Company which forms part of the Closing Date Financial Statements;

(20) "CIBC" means Canadian Imperial Bank of Commerce;

(21) "Claim(s)" includes claims, demands, actions, suits, causes of action, assessments or reassessments, charges, judgments, debts, liabilities, expenses, costs, damages or losses, including loss of value, professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

(22) "Closing Date" means April 1, 2004 provided that, if HSR Approval shall not have been obtained by such date, the Closing Date shall be the third Business Day following receipt of HSR Approval, or such other date as the Purchaser and the Shareholders may agree in writing as the date upon which the Closings shall take place;

(23) "Closing Date Financial Statements" means (i) the audited consolidated balance sheet of the Company and the Subsidiaries as at the time immediately prior to the Reorganization Closing Time, showing all of the assets and liabilities of the Company and the Subsidiaries, and (ii) a statement of the Closing Working Capital, together with an opinion of the Purchaser's Auditor to the effect that the Closing Date Financial Statements have been prepared in accordance with GAAP, consistently applied, and a statement of any adjustments to the Share Purchase Price and Purchase for Cancellation Price required by Section 3.13 of this Agreement;

(24) "Closing Working Capital" has the meaning given in Section 3.5(2);

(25) "Closings" means, collectively, the Reorganization Closing, the Asset Closing, the Share Closing and the Purchase for Cancellation Closing;

(26) "Collective Agreements" means collective agreements and related documents including benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents or unions by which the Company or any of the Subsidiaries is bound or which impose any obligations upon the Company or any of the Subsidiaries or set out the understanding of the parties with respect to the meaning of any provisions of such collective agreements;

(27) "Commercial-off-the-Shelf" or "COTS" means any licensed software that is contained in standard desktop applications and is available through commercial distributors via download from the Internet or in consumer retail stores; and the aggregate cost of which is de minimis;

(28) "Company" has the meaning given in the recitals to this Agreement and includes any successor by amalgamation;

(29) "Company Counsel" means Osler, Hoskin & Harcourt LLP;

(30) "Company Copyrights" means all Copyrights owned or developed by or for the Company and the Subsidiaries whether registered or unregistered;

(31) "Company Software Materials" has the meaning given in Section 4.19(1);

(32) "Company Trade-Marks" has the meaning given in Section 4.18;

(33) "Confidentiality Agreement" has the meaning given in Section 1.4;

(34) "Consents" means the consents of the contracting parties to the assignment of the Material Contracts, Equipment Contracts, Leased Real Property and Licensed Software Materials if required by the terms of any of the Material Contracts, Equipment Contracts, Leased Real Property and Licensed Software Materials;

(35) "Continuing Period" has the meaning given in Section 10.7;

(36) "Contract" means any contract, licence, lease, agreement, commitment, entitlement or engagement to which the Company or any of the Subsidiaries is a party or by which any of them are bound or under which the Company or any of the Subsidiaries has, or will have, any liability or contingent liability, and includes any quotation, order or tender for any contract which remains open for acceptance and any warranty, guarantee or commitment (express or implied);

(37) "Control" has the meaning given in the Business Corporations Act (Ontario);

(38) "Counterpart" means the form of counterpart attached to this Agreement as Schedule Error! Reference source not found.;

(39) "Current Assets" means the current assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied;

(40) "Current Liabilities" means the liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, and, for greater certainty, excluding any change in deferred revenue resulting from Emerging Issues Committee No. 141 - Revenue Recognition and any related tax benefits;

(41) "Disabling Code" has the meaning given in Section 4.19(4);

(42) "Employees" means all individuals employed or retained by the Company or any of the Subsidiaries on a full-time, part-time or temporary basis, including those employees on disability leave, parental leave or other absence;

(43) "Employee Shareholders" means the shareholders of the Company listed on Schedule Error! Reference source not found., and each other Employee who becomes a shareholder of the Company prior to the Share Purchase Closing, but which for greater certainty excludes any Employee who is also a Founder or Senior Management;

(44) "Employment Contract" means any written Contract relating to an Employee which imposes any obligation on the Company or any of the Subsidiaries;

(45) "Encumbrance" means any pledge, lien, charge, security interest, lease, title retention agreement, mortgage, option, statutory trust, adverse claim or encumbrance of any kind or character whatsoever;

(46) "Environment" means the environment or natural environment as defined in any Environmental Laws and includes air, surface water, ground water, land surface, soil, subsurface strata but excludes air in a building, structure, machine, chimney, stack or flue;

(47) "Environmental Approval" means any approval, permit, certificate, licence, authorization, consent, agreement, instruction, direction, registration, or approval required by a Governmental Authority pursuant to an Environmental Law with respect to the operations, business or assets of the Company or any of the Subsidiaries;

(48) "Environmental Laws" means Laws relating to the protection of the Environment, and includes any Laws relating to the storage, generation, use, handling, manufacture, processing, transportation, treatment, Release and disposal of Hazardous Substances;

(49) "Equipment Contracts" means motor vehicle leases, equipment leases, leases of computer hardware and computer systems, conditional sales contracts, title retention agreements and other similar agreements relating to equipment used by the Company or any of the Subsidiaries;

(50) "Escrow Agent" means CIBC Mellon Trust Company or any successor or replacement escrow agent under the Escrow Agreement;

(51) "Escrow Agreement" means the escrow agreement to be entered into on the Closing Date among the Escrow Agent, the Purchaser and the Shareholders in connection with the escrow of the Escrow Amount held as security for any potential Claims for indemnification pursuant to Article 11;

(52) "Escrow Amount" means the amount paid to the Escrow Agent pursuant to
     Section 3.7(2) and Section 3.10(2) plus the Income Earned thereon;

(53) "Extraordinary Receivables" means the Moneris holdback receivable as of September 30, 2003 in the amount of $1,410,747 and the income tax receivable as of September 30, 2003 in the amount of $1,300,000;

(54) "Filing Entity" has the meaning given Section 10.7(1);

(55) "Financial Statements" means the audited consolidated financial statements of the Company and the Subsidiaries for the fiscal year ended September 30, 2003, consisting of the Balance Sheet and the statements of earnings and retained earnings and changes in financial position and all notes thereto as reported upon by the Auditor and including the opinion of the Auditor;

(56) "Fixed Assets" means fixed assets, machinery, equipment, fixtures, furniture, furnishings, vehicles, material handling equipment, implements, parts, tools, tooling and spare parts owned or used or held by the Company or any of the Subsidiaries, including any which are in storage or in transit, and other tangible property and facilities used by the Company or any of the Subsidiaries whether located in or on the premises of the Company or any of the Subsidiaries or elsewhere;

(57) "Founders" means Octennial Corporation, Tritrust, Hexta Corporation Ltd., Septus Corporation Limited, Nicholas Paine, Machkor Holding Limited, David Chamandy, Mulkor Holding Ltd., Edward Lum, Xonkor Holding Limited and Bruce Croxon;

(58) "GAAP" means generally accepted accounting principles as defined by the Accounting Standards Board of the Canadian Institute of Chartered Accountants in the Handbook of the Canadian Institute of Chartered Accountants;

(59) "Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal, dispute settlement panel or body or other law, rule or regulation- making entity:

     (a) having or purporting to have jurisdiction on behalf of any nation, province, state or other geographic or political subdivision thereof; or

     (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

(60) "Governmental Authorization" means any authorization, approval, licence or permit issued to the Company or any of the Subsidiaries by or from any Governmental Authority;

(61) "Hazardous Substance" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, prohibited substance, dangerous substance or dangerous good in excess of that permitted by Environmental Laws;

(62) "Historical Financial Statements" has the meaning given in Section 8.12(8);

(63) "HSR Approval" means the waiting period applicable to the consummation of the transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated, and no Governmental Authority shall have applied or threatened to apply for an injunction or other order under the antitrust laws of the United States or any state thereof;

(64) "Income Earned", in respect of any amount held in escrow, means all interest income, gains or accretions earned thereon;

(65) "Independent Auditor" means Deloitte LLP or such other national auditing firm, which is independent from the Shareholders, Purchasers and their Affiliates and the Company and its Subsidiaries, as is agreed upon by the Purchaser, on the one hand, and the Shareholders, on the other hand;

(66) "Intellectual Property Rights" means all rights arising from or in respect of the following, whether protected, created or arising under the laws of Canada or any other jurisdiction: (i) business names, trade names, registered and unregistered trade-marks, service marks, certification marks, distinguishing guises, trade dress, get-up, logos and other indications of origin (including any Internet domain names), and applications and registrations therefor, and all renewals or extension of such applications and registrations (collectively, "Trade-marks"); (ii) patents, patent rights (including design patents and industrial designs) and all applications therefor, including any and all continuation, divisional, continuation-in-part, or reissue patent applications or patents issuing thereon (collectively, "Patents"); (iii) writings and other copyrightable works of authorship, including computer programs, data bases and documentation therefor, and all registrations and applications therefor, and all renewals or extension of such applications and registrations (collectively, "Copyrights"); (iv) proprietary and non-public business information including know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, research and development information and other proprietary and non-public information, including customer lists, business plans and marketing plans, in each case to the extent not included in the foregoing subparagraphs, but excluding any of the foregoing that is generally known or available to the public (collectively, "Trade Secrets"); and (v) any other intellectual property and industrial property;

(67) "Interim Period" has the meaning given in Section 10.1;

(68) "Investors" has the meaning given in the recitals to this Agreement;

(69) "Laws" means applicable statutes, by-laws, rules, regulations, orders, ordinances or judgements of any Governmental Authority having the force of law;

(70) "Leased Real Property" means premises which are the subject of the Real Property Leases;

(71) "Licences" means any licence, permit, approval, right, privilege, quota, concession or franchise issued, granted, conferred or otherwise created by a Governmental Authority;

(72) "Licensed Software Materials" has the meaning given in Section 4.19(1);

(73) "Material Adverse Change" means a change, event, fact or omission which has or is reasonably expected to have a Material Adverse Effect in or on the financial condition, assets, business, operations or prospects of the Company and the Subsidiaries taken as a whole provided, for greater certainty, that a decline in the share price of the Purchaser or the stock market generally will not constitute a Material Adverse Change;

(74) "Material Adverse Effect" means a change or effect that is materially adverse to the operations of the Company and the Subsidiaries taken as a whole;

(75) "Material Contract" means any Contract involving aggregate payments to or by the Company or any of the Subsidiaries in any fiscal year in excess of $100,000;

(76) "Net Cash Amount" means $3,000,000;

(77) "Non-Resident Shareholder" means (i) a Shareholder that is a non-resident of Canada for the purpose of the Income Tax Act (Canada), or (ii) a Shareholder that is a partnership that is not a Canadian partnership for purposes of the Income Tax Act (Canada), each of which (in the case of both
     (i) and (ii)) is listed in Schedule Error! Reference source not found.;

(78) "Notice" has the meaning given in Section 12.3;

(79) "Occupational Health and Safety Laws" means all Laws relating in full or in part to the protection of employee or worker health and safety;

(80) "Option" has the meaning given to it in Section 4.3(3);

(81) "Parties" means the Company, the Investors, the Senior Management and the Purchaser, collectively, and "Party" means any one of them;

(82) "Pension Plans" means all benefits relating to retirement or retirement savings, including pension plans, pensions or supplemental pensions, "registered retirement savings plans" (as defined in the Income Tax Act (Canada)), "registered pension plans" (as defined in the Income Tax Act (Canada)) and "retirement compensation arrangements" (as defined in the Income Tax Act (Canada)), but excluding Statutory Plans;

(83) "Permitted Encumbrances" means the Encumbrances listed in Schedule Error! Reference source not found.;

(84) "Person" means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

(85) "Personal Information" means any information in the possession of the Company or any of the Subsidiaries about an identifiable individual other than the name, title or business address or telephone number of an Employee;

(86) "PIPEDA" has the meaning given in Section 4.34(3);

(87) "Proportionate Share" means, in respect of each Shareholder, the percentage set out opposite such Shareholder's name on Schedule Error! Reference source not found., except that, for the purposes of Section 3.16, "Proportionate Share" in respect of a Non-Resident Shareholder that is a partnership means that proportion of the Proportionate Share of the Non-Resident Shareholder otherwise determined that (A) the aggregate interest in the Non-Resident Shareholder that are held by persons that are non-residents of Canada for purposes of the Income Tax Act (Canada) is of
     (B) all the interests in the Non-Resident Shareholder;

(88) "Proposed Offering" has the meaning given in Section 10.3(5);

(89) "Purchased Assets" means such assets of the Company as will be listed on a schedule of assets to be delivered by the Purchaser to the Company prior to the Closing Date, which assets shall have an aggregate fair market value (as determined by the Purchaser prior to the Closing Date;

(90) "Purchased Shares" means all of the issued and outstanding shares in the capital of the Company held by each of the Share Vendors (after the Reorganization) listed opposite their name on Schedule Error! Reference source not found.;

(91) "Purchase for Cancellation" means the purchase for cancellation by the Company of all of the Purchase for Cancellation Shares in accordance with this Agreement and Schedule Error! Reference source not found.;

(92) "Purchase for Cancellation Closing" means the completion of the Purchase for Cancellation in accordance with this Agreement;

(93) "Purchase for Cancellation Closing Time" means 9:15 a.m., Toronto time, on the Closing Date or such other time on such date as the Company, the Purchaser and the Shareholders may agree in writing as the time at which the Purchase for Cancellation Closing shall take place;

(94) "Purchase for Cancellation Price" has the meaning given in Section 3.8;

(95) "Purchase for Cancellation Shareholders" means those shareholders listed on Schedule Error! Reference source not found. and including any Transferring Share Vendor;

(96) "Purchase for Cancellation Shares" means all of the issued and outstanding shares in the capital of the Company (after the Reorganization Closing and the Share Closing) that are not owned by the Share Purchaser immediately prior to the Purchase for Cancellation Closing Time;

(97) "Purchaser" has the meaning given in the recitals to this Agreement;

(98) "Purchasers" means, collectively, the Purchaser and the Share Purchaser;

(99) "Purchaser's Auditor" means PricewaterhouseCoopers LLP;

(100) "Purchasers Indemnified Parties" has the meaning given in Section 11.1(1);

(101) "Real Property Leases" means those leases and subleases pursuant to which the Company or any of the Subsidiaries uses or occupies the Leased Real Property;

(102) "Release" has the meaning prescribed in any Environmental Laws and includes any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction;

(103) "Reorganization" means the reorganization and amalgamation involving the Company described in Schedule Error! Reference source not found.;

(104) "Reorganization Closing" means the completion of the Reorganization in accordance with this Agreement;

(105) "Reorganization Closing Time" means 9:00 a.m., Toronto time, on the Closing Date or such other time on such date as the Purchaser and the Shareholders may agree in writing as the time at which the Reorganization Closing shall take place;

(106) "Remedial Order" means any administrative complaint, direction, order or sanction issued, filed or imposed by any Governmental Authority pursuant to any Environmental Laws and includes any order requiring remediation of any site or any remediation or clean-up of any Hazardous Substance, or requiring that any Release be reduced, modified or eliminated;

(107) "Section 116 Amount" means the Share Purchase Price in the case of a Non-Resident Shareholder that is a Share Vendor, and means the Purchase for Cancellation Price in the case of a Non-Resident Shareholder that is a Purchase for Cancellation Shareholder;

(108) "Section 116 Recipient" means the Share Purchaser in the case of a Non-Resident Shareholder that is a Share Vendor, and means the Company in the case of a Non-Resident Shareholder that is a Purchase for Cancellation Shareholder;

(109) "Securities Laws" means the securities laws and regulations of each of the provinces and territories of Canada, together with the regulations, by-laws, policies, rules, guidelines, notices, rulings, orders, interpretation notes and comfort letters of the securities commission or similar regulatory authority in each of the provinces and territories of Canada, the Investment Dealers Association of Canada and the stock exchanges located in Canada;

(110) "Senior Management" has the meaning given in the recitals to this Agreement;

(111) "Share Closing" means the completion of the sale to and purchase by the Purchaser of the Purchased Shares under this Agreement;

(112) "Shareholder Indemnified Parties" has the meaning given in Section
     11.1(3);

(113) "Shareholders" means the Investors and Senior Management;

(114) "Shareholders Agreement" means the shareholders agreement made as of October 20, 1997, as amended and restated on September 29, 1999, as further amended, among the Company, each of the corporations or individuals which has signed a counterpart and acknowledgement or which otherwise agreed to be bound by the terms of such agreement as a shareholder of the Company and each of the individuals which has signed a counterpart and acknowledgement of such agreement or which otherwise agreed to be bound by the terms of the agreement as an individual which controls a shareholder of the Company;

                                      -14

(115) "Share Purchase Closing Time" means 9:10 a.m., Toronto time, on the Closing Date or such other time on such date as the Purchaser and the Shareholders may agree in writing as the time at which the Share Closing shall take place;

(116) "Share Purchase Price" has the meaning given in Section 3.5;

(117) "Share Purchaser" means a Nova Scotia unlimited liability company to be formed by the Purchaser as a wholly-owned subsidiary of the Purchaser to acquire the Purchased Shares;

(118) "Share Vendors" means those shareholders listed on Schedule Error! Reference source not found. but excluding any Transferring Share Vendor;

(119) "Software Materials" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) all documentation, including user manuals and training software, relating to any of the foregoing, and (v) any device, programming, documentation, media and other objects, including compilers, workbenches, tools, and higher-level or proprietary languages, used by the Company and the Subsidiaries for the development, maintenance and implementation of any of the foregoing;

(120) "Statutory Plans" means statutory benefit plans which the Company or any of the Subsidiaries are required to comply with, including the Canada and Quebec Pension Plans, and plans administered pursuant to applicable health tax, workers' compensation and employment insurance legislation;

(121) "Stub Period" has the meaning given in Section 10.7;

(122) "Subsidiary" means, with respect to the Company: (a) any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by the Company, and includes a body corporate or limited liability company in like relation to a Subsidiary; and (b) any limited liability company, of which more than 50% of the outstanding membership interests are at the time owned, directly or indirectly, by the Company, and includes a limited liability company or body corporate in like relation to such Subsidiary;

(123) "Tax Returns" means all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes;

(124) "Taxes" means any taxes, duties, fees, premiums, assessments, imposts, levies and other similar charges imposed by any Governmental Authority under applicable Law, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including, without limiting the generality of the foregoing, those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, gains, windfalls, capital stock, production, recapture, gift, occupation, wealth, environmental, net worth, franchising, property, development, occupancy, employer health, payroll, employment, unemployment, workers' compensation, severance, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all sales and use taxes and similar taxes imposed by any U.S. state Governmental Authority, all license, franchise and registration fees and all employment insurance, health insurance and Canada, Quebec and other government pension plan premiums or contributions;

(125) "Transferred Shares" means those shares of the Company owned by a Share Vendor in respect of which a Transferring Shareholder has advised the Purchaser, in writing, will be Purchase for Cancellation Shares for the purposes of this Agreement;

(126) "Transferring Share Vendor" means any Share Vendor who, in its sole discretion, has agreed with the Purchaser, in writing, to become a Purchase for Cancellation Shareholder, but only in respect of the Transferred Shares held by such Shareholder;

(127) "Updated Financial Statements" means the consolidated and unconsolidated financial statements of the Company and the Subsidiaries for each calendar month during the period commencing October 1, 2003 until and including the calendar month ended more than 5 days prior to the Closing Date, consisting of the consolidated balance sheet of the Company and the Subsidiaries in respect of each such month and the statements of earnings and retained earnings and changes in financial position and all notes thereto as reported upon by the Auditor;

(128) "Union Plans" means Benefit Plans which are or are required to be established and maintained pursuant to a Collective Agreement and which are not maintained or administered by the Company, any of the Subsidiaries or any of their Affiliates;

(129) "Unused Credits" means prepaid credits which may be applied by customers of the Business towards the use of certain paid features provided by the Company and the Subsidiaries in connection with the Business;

(130) "Valuation" means the valuation of the Purchased Assets to be conducted by an independent third party valuator selected by the Purchaser and delivered prior to the Closing Date;

(131) "Voting and Deposit Agreement" means the voting and deposit agreement dated as of March 24, 1998, as amended, among the Employee Shareholders and Ron Duke as designated representative; and

(132) "Working Capital" means in respect of the Company and the Subsidiaries, Current Assets less Current Liabilities, excluding any tax benefit to the Company associated with meeting the Purchaser's condition precedent contained in Section 8.5.

Section 1.2       Certain Rules of Interpretation.
     In this Agreement:

(1) Consent - Unless otherwise specified, whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(2) Currency - Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

(3) Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(4) Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(5) Including - Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

(6) No Strict Construction - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(7) Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(8) Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(9) Statutory References - A reference to a statute includes all regulations made pursuant to such statute.

(10) Time - Time is of the essence in the performance of the Parties' respective obligations.

(11) Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

Section 1.3       Knowledge.
         Any reference to the knowledge of any Party means the actual knowledge of such Party after due investigation and inquiry and, in the case of the knowledge of the Company, the actual knowledge of Bruce Croxon, Ron Duke, Paul Gallucci, George Howitt and Cecil Chandless, after due investigation and inquiry.

Section 1.4       Entire Agreement.
         This Agreement and the agreements and other documents required to be delivered pursuant to this Agreement, constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties and their shareholders, directors, officers, employees and agents pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, but excluding the confidentiality agreement between the Purchaser and the Company dated effective July 29, 2003 (the "Confidentiality Agreement"). There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement, the Confidentiality Agreement and any document required to be delivered pursuant to this Agreement.

Section 1.5       Schedules.
         The schedules to this Agreement, as listed below, are an integral part of this Agreement:

SCHEDULE 1.1(43)            Employee Shareholders
SCHEDULE 1.1(83)            Permitted Encumbrances
SCHEDULE 1.1(87)            Proportionate Share
SCHEDULE 1.1(95)            Purchase for Cancellation Shareholders
SCHEDULE 1.1(118)           Share Vendors
SCHEDULE 2.1                Reorganization
SCHEDULE 2.4                Purchase for Cancellation
SCHEDULE 3.2                Payment of Sales Tax
SCHEDULE 4.2                Subsidiaries
SCHEDULE 4.3                Share Capital
SCHEDULE 4.7                Consents and Approvals
SCHEDULE 4.11               Debt Obligations
SCHEDULE 4.12               Liabilities
SCHEDULE 4.13               Absence of Changes and Unusual Transactions
SCHEDULE 4.17               Compliance with Laws
SCHEDULE 4.18               Intellectual Property
SCHEDULE 4.19               Software Materials
SCHEDULE 4.20               Internet Web Site
SCHEDULE 4.21               Real Property
SCHEDULE 4.24               Collective Agreements
SCHEDULE 4.26               Benefit Plans
SCHEDULE 4.27               Insurance Policies
SCHEDULE 4.28               Material Contracts
SCHEDULE 4.29               Litigation Proceedings
SCHEDULE 4.30               Tax Matters
SCHEDULE 4.31               Equipment Contracts
SCHEDULE 5.7                Non-Resident Shareholder

         The inclusion of any information in a Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the business of the Company, has resulted in or would result in a Material Adverse Effect or is outside the ordinary course of business.

Article 2
                                  TRANSACTIONS

Section 2.1       Reorganization.
         Subject to the terms and conditions of this Agreement, on or prior to the Reorganization Closing Time, the Shareholders shall cause the Company to, and the Company shall, effect the Reorganization on the terms set forth on Schedule Error! Reference source not found. or on such other terms as may be agreed to between the Parties, acting reasonably.

Section 2.2       Purchased Assets.
         Subject to the terms and conditions of this Agreement, at the Asset Purchase Closing Time:

(1) Purchase and Sale of Purchased Assets - the Company shall sell, assign and transfer to the Purchaser and the Purchaser shall purchase from the Company the Purchased Assets;

(2) Payment of Asset Purchase Price - the Purchaser shall pay the Asset Purchase Price to the Company as provided in Section 3.1, Section 3.2,
     Section 3.3 and Section 3.4; and

(3) Transfer and Delivery of the Purchased Assets - the Company and the Shareholders shall deliver to the Purchaser such documents as may be necessary to complete the Asset Closing provided for in this Agreement, including as set out in Article 8 and Article 9.

Section 2.3       Purchased Shares.
         Subject to the terms and conditions of this Agreement, at the Share Purchase Closing Time:

(1) Purchase and Sale of Purchased Shares - each of the Share Vendors shall sell the Purchased Shares owned by such Share Vendor to the Share Purchaser and the Share Purchaser shall purchase the Purchased Shares;

(2) Payment of Share Purchase Price - the Share Purchaser shall pay the Share Purchase Price to the Share Vendors as provided in Section 3.5, Section 3.6 and Section 3.7;

(3) Transfer and Delivery of the Purchased Shares - each of the Share Vendors shall transfer and deliver to the Share Purchaser share certificates representing the Purchased Shares owned by such Share Vendor duly endorsed in blank for transfer or accompanied by irrevocable security transfer powers of attorney duly executed in blank; and

(4) Other Documents - the Share Vendors and the Share Purchaser shall deliver such other documents as may be necessary to complete the Share Closing provided for in this Agreement, including as set out in Article 8 and
     Article 9.

Section 2.4       Purchase for Cancellation.
         Subject to the terms and conditions of this Agreement, at the Purchase for Cancellation Closing Time:

(1) Purchase for Cancellation - the Company shall effect the Purchase for Cancellation on the terms set forth in Schedule Error! Reference source not found.;

(2) Payment of Purchase for Cancellation Price - the Company shall pay the Purchase for Cancellation Price to the Purchase for Cancellation Shareholders, net of any applicable withholding taxes, as provided in
     Section 3.8, Section 3.9 and Section 3.10; and

(3) Other Documents - the Company, the Shareholders and the Purchasers shall deliver such documents as may be necessary to complete the Purchase for Cancellation provided for in this Agreement including as set out in Article 8 and Article 9.

Section 2.5       Assignment of Contracts.
         Nothing in this Agreement shall be construed as an attempt to assign any Contract, Equipment Contracts, Real Property Lease or Licensed Software Materials which is not assignable in whole or in part without the Consent of the other party or parties thereto, unless such Consent has been given (and in this Agreement, the benefits under the non-assigned Contracts, Equipment Contracts, Real Property Lease or Licensed Software Material are referred to as the "Contractual Rights"). In accordance with the provisions of Section 10.5, the Company shall use its Best Efforts to obtain the Consents, and whether or not the Consents are obtained, shall take all actions described in this Agreement to preserve the benefit of the Contracts, Equipment Contracts, Real Property Lease, Licensed Software Materials and the Contractual Rights for the Purchaser.

Section 2.6       Place of Closing.
         The Reorganization Closing, the Asset Closing, the Share Closing, and the Purchase for Cancellation Closing shall take place at the Reorganization Closing Time, Asset Purchase Closing Time, Share Purchase Closing Time and Purchase for Cancellation Closing Time, respectively, at the offices of Osler, Hoskin & Harcourt LLP, counsel to the Company, located at Suite 6300, 100 King Street West, 1 First Canadian Place, Toronto, Ontario M5X 1B8, or at such other place as may be agreed upon by the Shareholders and the Purchaser.

Section 2.7       Tender.
         Any tender of documents or money under this Agreement may be made upon the Parties or their respective counsel and, subject to applicable law, money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company or by wire transfer of immediately available funds to the account specified by that Party.

Section 2.8       Holdco Alternative.
         Where a Shareholder is a holding company (a "Holding Company" or collectively, "Holding Companies"), the principal(s) of such Shareholder may elect as part of the Reorganization to continue such Holding Companies into Nova Scotia as limited liability companies and amalgamate such Holding Company or Holding Companies with the Company and a Nova Scotia unlimited liability company (the "Amalgamation"), subject to the satisfaction of certain conditions satisfactory to the Purchaser. Under this alternative (the "Holdco Alternative"), all the shares of the Holding Company or Holding Companies will be changed into, exchanged for, or become shares of, the amalgamated company (after the Reorganization) upon such Amalgamation.

         A Shareholder whose principal(s) wish to consider using the Holdco Alternative must provide a written request to that effect to the Purchasers no later than seven days following the execution of this Agreement. The Purchasers shall determine whether the conditions to the availability of the Holdco Alternative have or will be satisfied and shall communicate such determination to the person making the request at or before 5:00 p.m. on the day following receipt of the written request (the "Election Deadline"). Any principal(s) of a Shareholder electing the Holdco Alternative shall pay or reimburse the Share Purchaser for its reasonable expenses incurred in connection with the preparation and review of such documentation and matters, and any relevant financial information provided to such persons, whether or not the sale is completed.

         The availability of the Holdco Alternative is at the sole discretion of the Share Purchaser, acting reasonably.

         The principal(s) of the Shareholder shall prepare and file, at its own cost and expense, all tax returns of the Holding Company in respect of all periods ending on or prior to the completion of the Holdco Alternative, subject to the Purchasers' right to approve all such returns as to form and substance.

Section 2.9       Transaction Ordering
         For the avoidance of doubt, the Reorganization Closing, the Asset Closing, the Share Closing and the Purchase for Cancellation Closing shall occur in consecutive order with the Reorganization Closing preceding the Asset Purchase Closing, the Asset Purchase Closing preceding the Share Purchase Closing and the Share Purchase Closing preceding the Purchase for Cancellation Closing and none of these transactions or the transactions contemplated by
Section 10.19 shall close and be effective unless all these transactions (including the transactions contemplated by Section 10.19) shall close and be effective.

Article 3
                   ASSET PURCHASE PRICE, SHARE PURCHASE PRICE
                       AND PURCHASE FOR CANCELLATION PRICE

Section 3.1       Asset Purchase Price.
         The aggregate amount payable by the Purchaser for the Purchased Assets (the "Asset Purchase Price"), exclusive of all applicable sales, transfer taxes and adjustments shall be equal to the fair market value of the Purchased Assets as determined by the Purchaser prior to the Closing Date based on the Valuation.

Section 3.2       Payment of Sales Tax.
(1) The Purchaser shall be liable for and shall pay all applicable federal and provincial sales and/or goods and services taxes and all other taxes, duties, registration charges or other like charges properly payable by a buyer upon and in connection with the conveyance and transfer of the Purchased Assets by the Company to the Purchaser.

(2) The Parties will use their Best Efforts in good faith to minimize (or eliminate) any taxes payable under the Excise Tax Act (Canada) in respect of the Asset Closing.

                                      -23

Section 3.3       Allocation of Asset Purchase Price.
         The Asset Purchase Price shall be allocated amongst the Purchased Assets as determined by the Purchaser based on the Valuation. The Company and the Purchaser shall report the purchase and sale of the Purchased Assets in any Tax Returns in accordance with the aforesaid determination of the Purchaser.

Section 3.4       Satisfaction of Asset Purchase Price
         Subject to Section 3.16 hereof, the Purchaser shall satisfy the Asset Purchase Price as follows at the Asset Purchase Closing Time:

(1) by payment to the Company Counsel on behalf of and in trust for the Company of an amount equal to the lesser of the Asset Purchase Price and the Purchase for Cancellation Price; and

(2) the balance, if any, by the delivery to the Company of an unsecured, non-interest bearing promissory note.

Section 3.5       Share Purchase Price.
         The aggregate amount payable by the Purchaser for the Purchased Shares (the "Share Purchase Price"), exclusive of all applicable sales, transfer taxes and adjustments shall be:

(1) $121,123,555 (less an amount of $9.037425 per Transferred Share held by any Transferring Share Vendor);

(2) plus the Share Vendors' Proportionate Share of the amount, if any, by which Working Capital as at the time immediately prior to the Reorganization Closing Time less all cash on the balance sheet of the Company included in the Closing Date Financial Statements ("Closing Working Capital") is greater than Adjusted Working Capital, or less the Share Vendors' Proportionate Share of the amount, if any, by which Closing Working Capital is less than Adjusted Working Capital, all as determined pursuant to this
     Article 3; and

(3) less the Share Vendors' Proportionate Share of the amount, if any, by which Cash at Closing is less than the Net Cash Amount.

Section 3.6       Allocation of Share Purchase Price among Share Vendors.
         The Share Purchase Price shall be allocated among the Share Vendors (the "Share Vendors' Allocation") in accordance with the provisions of Schedule Error! Reference source not found. (subject to adjustment to reflect any Transferred Shares) provided that if the Share Purchase Price shall be adjusted pursuant to this Agreement, the amount of adjustment required shall be allocated on a pro rata basis among the various classes of shares listed in Schedule Error! Reference source not found.. Each of the Share Vendors and the Share Purchaser shall report the purchase and sale of the Purchased Shares in any Tax Returns in accordance with the provisions of Schedule Error! Reference source not found..

Section 3.7       Satisfaction of Share Purchase Price.
         Subject to Section 3.16, the Share Purchaser shall satisfy the Share Purchase Price as follows at the Share Purchase Closing Time:

(1) by payment to Company Counsel on behalf of and in trust for each of the Share Vendors of an aggregate amount representing each Share Vendors' Allocation of (A) the aggregate net amount owing to the Share Vendors pursuant to Section 3.5(1), Section 3.5(2) and Section 3.5(3) (based on the estimate of the Chief Financial Officer pursuant to Section 3.11), minus
     (B) the amounts paid to the Escrow Agent pursuant to Section 3.7(2) below and the Adjustment Escrow Agent pursuant to Section 3.7(3) below;

(2) by payment to the Escrow Agent of the aggregate amount of $12,112,355.54 (subject to adjustment to reflect the Proportionate Share of $15,250,000 represented by any Transferred Shares) as security for the Share Vendors' Proportionate Share of any potential Claims for indemnification pursuant to
     Article 11, which aggregate amount shall be held in escrow pursuant to the terms of the Escrow Agreement;

(3) by payment to the Adjustment Escrow Agent of the aggregate amount of $4,177,264.50 (subject to adjustment to reflect the Proportionate Share of $5,000,000 represented by any Transferred Shares), as security for the Share Vendors' Proportionate Share of the adjustment to the Share Purchase Price contemplated in Section 3.13, which aggregate amount shall be held in escrow pursuant to the terms of the Adjustment Escrow Agreement; and

(4)  the balance, if any, in accordance with Section 3.13.

Section 3.8       Purchase for Cancellation Price.

     The aggregate amount payable by the Company to the Purchase for Cancellation Shareholders pursuant to the Purchase for Cancellation (the "Purchase for Cancellation Price") shall be:

(1)  $23,855,961.12 (plus the amount required to reflect any Transferred
     Shares);

(2) plus the Purchase for Cancellation Shareholders' Proportionate Share of the amount, if any, by which the Closing Working Capital is greater than Adjusted Working Capital, or less the Purchase for Cancellation Shareholders' Proportionate Share of the amount, if any, by which Closing Working Capital is less than Adjusted Working Capital, all as determined pursuant to this Article 3; and

(3) less the Purchase for Cancellation Shareholders' Proportionate Share of the amount, if any, by which Cash at Closing is less than the Net Cash Amount.

Section 3.9       Allocation of Purchase for Cancellation Price.
         The Purchase for Cancellation Price shall be allocated among the Purchase for Cancellation Shareholders (the "Purchase for Cancellation Shareholders' Allocation") in accordance with the provisions of Schedule Error! Reference source not found. (subject to adjustment to reflect any Transferred Shares) provided that if the Purchase for Cancellation Price shall be adjusted pursuant to this Agreement, the amount of adjustment required shall be allocated on a pro rata basis among the various classes of shares listed in Schedule Error! Reference source not found.. Each of the Purchase for Cancellation Shareholders and the Company shall report the purchase and sale of the Purchase for Cancellation Shares in any Tax Returns in accordance with the provisions of Schedule Error! Reference source not found..

Section 3.10      Satisfaction of Purchase for Cancellation Price.
         Subject to Section 3.16, the Company shall satisfy the Purchase for Cancellation Price at the Purchase for Cancellation Closing Time:

(1) by delivery of a written direction to Company Counsel to distribute the proceeds received upon the sale to the Purchaser of the Purchased Assets plus the payment to the Shareholders by the Company of an amount equal to the amount, if any, by which the Purchase for Cancellation Price (including the amount required to reflect any Transferred Shares) exceeds the Asset Purchase Price, representing each Purchase for Cancellation Shareholders' Allocation of the aggregate net amount owing to the Purchase for Cancellation Shareholders pursuant to Section 3.8(1), Section 3.8(2) and
     Section 3.8(3) (based on the estimate of the Chief Financial Officer pursuant to Section 3.11), minus (B) the amounts paid to the Escrow Agent pursuant to Section 3.10(2) below and the Adjustment Escrow Agent pursuant to Section 3.10(3) below, and minus (C) any applicable withholding taxes;

(2) by payment to the Escrow Agent of the aggregate amount of $3,137,644.46 (subject to adjustment to reflect the Proportionate Share of $15,250,000 represented by any Transferred Shares) as security for the Purchase for Cancellation Shareholders' Proportionate Share of any potential Claims for indemnification pursuant to Article 11, which aggregate amount shall be held in escrow pursuant to the terms of the Escrow Agreement;

(3) by payment to the Adjustment Escrow Agent of the aggregate amount of $822,735.50 (subject to adjustment to reflect the Proportionate Share of $5,000,000 represented by any Transferred Shares), as security for the adjustment to the Purchase for Cancellation Price contemplated in Section 3.13, which aggregate amount shall be held in escrow pursuant to the terms of the Adjustment Escrow Agreement; and

(4)  the balance, if any, in accordance with Section 3.13.

Section 3.11 Certificate of Net Cash Amount and Closing Working Capital. Not less than three Business Days prior to the Closing Date, the
Company will deliver to the Purchaser a certificate signed by the Chief Financial Officer of the Company estimating the amounts of Cash at Closing and Closing Working Capital which will be reflected on the Closing Date Financial Statements.

Section 3.12      Delivery of Closing Date Financial Statements.
         As soon as reasonably practical after the Closing Date and in any event not later than 60 days following the Closing Date, the Company and the Purchaser's Auditor shall cause to be prepared and delivered to the Shareholders and the Adjustment Escrow Agent, the Closing Date Financial Statements including a statement of the Closing Working Capital. The Parties shall cooperate fully in the preparation of the Closing Date Financial Statements, but for greater certainty, the costs involved in preparing such Closing Date Financial Statements (including the costs to retain the Purchaser's Auditor) shall be borne by the Company. The Shareholders shall be deemed to have accepted the Closing Date Financial Statements if the Shareholders fail to object in the manner and within the time specified in Section 3.14.

Section 3.13      Adjustments to Share Purchase Price and Purchase for
                   Cancellation Price.
         Subject to Section 3.14 and Section 3.16, within 30 days after delivery by the Company to the Shareholders and the Adjustment Escrow Agent of the Closing Date Financial Statements (subject to Section 3.14), if an adjustment to the Share Purchase Price is required by Section 3.5(2) or Section 3.5(3) or to the Purchase for Cancellation Price by Section 3.8(2) or Section 3.8(3) because the aggregate amount of Closing Working Capital or Cash at Closing is greater than (or less than) the amount of Closing Working Capital or Cash at Closing estimated in the certificate referenced in Section 3.11, the Share Purchaser (in the event of an adjustment pursuant to Section 3.5(2) or Section 3.5(3)) and the Company (in the event of an adjustment pursuant to Section 3.8(2) or Section 3.8(3)) shall pay to Company Counsel in trust for and on behalf of the Shareholders, or the Shareholders shall pay to the Share Purchaser (in the event of an adjustment pursuant to Section 3.5(2) or Section 3.5(3)) and the Company (in the event of an adjustment pursuant to Section 3.8(2) or Section 3.8(3)), as the case may be, the amount of the net adjustment to the Share Purchase Price and Purchase for Cancellation Price, as applicable; provided that no amount need be paid pursuant to this Section 3.13 unless the net aggregate adjustment to the Share Purchase Price and Purchase for Cancellation Price determined pursuant to this Section 3.13 exceeds $50,000. Any amounts payable by the Shareholders to the Share Purchaser or the Company pursuant to this Section 3.13 (the "Negative Adjustment") shall be deducted from the Adjustment Escrow Amount and paid to the Share Purchaser and the Company, pursuant to the Adjustment Escrow Agreement. The balance, if any, of the Adjustment Escrow Amount, after deducting the Negative Adjustment, shall be paid to the Shareholders in accordance with the Adjustment Escrow Agreement.

Section 3.14      Objection to Closing Date Financial Statements.

(1) Delivery of Objection Notice - In the event that the Shareholders object in good faith to any item of the Closing Date Financial Statements, the Shareholders shall so advise the Company, the Purchasers and the Adjustment Escrow Agent by delivery to the Purchasers and the Adjustment Escrow Agent of a notice (the "Objection Notice") within 15 days after the delivery to the Shareholders and the Adjustment Escrow Agent of the Closing Date Financial Statements. The Objection Notice shall set out the reasons and basis for each of the Shareholders' objections as well as each amount in dispute and reasonable details of the calculation of each such amount in dispute. If the Closing Date Financial Statements require that the Share Purchaser make a payment to the Shareholders as contemplated by Section 3.13, the Share Purchaser will pay to the Shareholders the amount to be paid to the Shareholders except for the specific amount in dispute as reflected in the Objection Notice.

(2) Resolution of Disputes - the Company shall give the Shareholders and their accountants access to their working papers relating to the preparation of the Closing Date Financial Statements to enable the Shareholders to exercise their rights under this Section. The Shareholders and the Purchasers shall attempt to resolve all of the items in dispute set out in any Objection Notice within 15 days of receipt of any Objection Notice. Any items in dispute not resolved within such 15 day period shall be referred as soon as possible thereafter by the Shareholders and the Purchasers to the Independent Auditor. The Independent Auditor shall act as expert and not as arbitrator and shall be required to determine the items in dispute that have been referred to it as soon as reasonably practicable but in any event not later than 30 days after the date of referral of the dispute to it. In making its determination, the Independent Auditor will only consider the issues in dispute placed before it. The Shareholders, the Company and the Purchasers shall provide or make available, all documents and information as are reasonably required by the Independent Auditor to make its determination. The determination of the Independent Auditor shall be final and binding on the Parties and the Closing Date Financial Statements shall be finalized in accordance with such determination.

(3) Audit Expenses - Any fees and expenses of the Purchaser's Auditor in acting in accordance with this Article 3 shall be paid by the Company. The fees and expenses of the Independent Auditor in acting in accordance with this
     Section 3.14 shall be shared equally by the Share Purchaser and the Shareholders, unless the Independent Auditor determines otherwise.

(4) Payment in Accordance with Determination - Within five days after resolution, by agreement of the Parties, of the dispute which was the subject of the Objection Notice or, failing such resolution, within five days after the final determination of the Independent Auditor, the Adjustment Escrow Agent shall pay to the Share Purchaser, or the Share Purchaser shall pay to Company Counsel, on behalf of the Shareholders, as the case may be, the amount owing as a result of such resolution or final determination.

Section 3.15      Interest.
(1) Escrow Amounts - If any payment is made by the release of funds from the Escrow Amount or the Adjustment Escrow Amount, it shall include a proportionate share of the Income Earned thereon during the period from the Closing Date until the date released from escrow based on the proportion of the Escrow Amount or Adjustment Escrow Amount, as the case may be, so released compared to the balance of the Escrow Amount or Adjustment Escrow Amount, as applicable, net of withholding taxes. All Income Earned on the Escrow Amount or the Adjustment Escrow Amount shall be earned on behalf of, and for the account of, the Shareholders, regardless of whether such Income Earned is distributed to the Shareholders, the Company or the Share Purchaser in accordance with the Escrow Agreement or the Adjustment Escrow Agreement, as applicable.

(2) Working Capital and Cash Adjustments - Any amount payable by the Share Purchaser or the Company under Section 3.13 shall bear interest, calculated and computed annually from the Closing Date to the date of payment, at the rate per annum equal to the prime rate of the Canadian Imperial Bank of Commerce on the Closing Date. All interest payments made pursuant to this
     Section 3.15 shall be made net of applicable withholding taxes.

Section 3.16      Section 116 Requirements.

(1) On or before the Closing Date, each Non-Resident Shareholder shall take all reasonable steps to obtain and deliver to the Section 116 Recipient a certificate issued by the Minister of National Revenue under subsection 116(2) of the Income Tax Act (Canada).

(2) If a certificate is so delivered to the Section 116 Recipient on or before the Closing Date and such certificate is satisfactory to the Section 116 Recipient acting reasonably, the Section 116 Recipient shall be entitled to withhold from any amount payable pursuant to this Article 3 to the Non-Resident Shareholder on account of the Section 116 Amount, twenty-five percent (25%) of the amount, if any, by which the Non-Resident Shareholder's Proportionate Share of the total Section 116 Amount (as determined having regard to any adjustments made to the Section 116 Amount under this Article 3 prior to the time the amount in question becomes due or payable) exceeds the certificate limit as defined in subsection 116(2) of the Income Tax Act (Canada) and fixed by the Minister of National Revenue in such certificate.

(3) If a certificate is not so delivered to the Section 116 Recipient on or before the Closing Date (or if the certificate that is delivered is not satisfactory to the Section 116 Recipient, acting reasonably), the Section 116 Recipient shall be entitled to withhold from the amount otherwise payable pursuant to this Article 3 to the Non-Resident Shareholder on account of the Section 116 Amount an amount equal to twenty-five percent (25%) of the Non-Resident Shareholder's Proportionate Share of the Section 116 Amount (as determined having regard to any adjustments made to the Section 116 Amount under this Article 3 prior to the time the amount in question becomes due or payable).

(4) If the Section 116 Recipient has withheld any amount under the provisions of Section 3.16(2) or Section 3.16(3) above and, at any time prior to the Determination Date referred to in Section 3.16(5), a particular Non-Resident Shareholder delivers to the Section 116 Recipient written confirmation from the Canada Customs and Revenue Agency that, on receipt by the Canada Customs and Revenue Agency of an amount (the "Tax Amount") not exceeding the amount previously withheld in respect of the particular Non-Resident Shareholder and not yet paid to the Receiver General or the Non-Resident Shareholder pursuant to this Article 3, the Minister of National Revenue will issue to the applicable Non-Resident Shareholder a certificate or amended certificate under subsection 116(2) or 116(4), as the case may be, of the Income Tax Act (Canada), the Section 116 Recipient shall pay forthwith to the Receiver General on behalf of the applicable Non-Resident Shareholder the Tax Amount, and for greater certainty the amount so paid shall be credited to the Section 116 Recipient as payment on account of the Section 116 Amount and, in any such case, the certificate shall be delivered by the particular Non-Resident Shareholder to the
     Section 116 Recipient forthwith upon receipt thereof.

(5) If the Section 116 Recipient has withheld any amount under the provisions of Section 3.16(2) or Section 3.16(3) above and a particular Non-Resident Shareholder delivers to the Section 116 Recipient, after the Closing Date and no later than two Business Days before the day that is 30 days after the end of the month in which the Closing Date occurs (the "Determination Date"), a certificate or amended certificate issued by the Minister of National Revenue under subsection 116(2) or 116(4), as the case may be, of the Income Tax Act (Canada), and such certificate is satisfactory to the
     Section 116 Recipient, acting reasonably, the Section 116 Recipient shall:

     (a)  pay forthwith to the Receiver General an amount equal to the lesser of
          (x) the amount previously withheld in respect of the particular Non-Resident Shareholder and not previously paid out pursuant to this
          Section 3.16(5)(a) or Section 3.16(4) above, and (y) twenty-five percent (25%) of the amount, if any, by which the applicable Non-Resident Shareholder's Proportionate Share of the Section 116 Amount (as determined having regard to any adjustments made to the Section 116 Amount under this Article 3 prior to the time the amount in question becomes due or payable) exceeds the certificate limit fixed in such certificate in the case of a certificate issued under Subsection 116(2) or the proceeds of disposition fixed on such certificate in the case of a certificate issued under Subsection 116(4), and the amount so paid shall be credited to the Section 116 Recipient as payment on account of the Section 116 Amount; and

     (b) pay forthwith to the applicable Non-Resident Shareholder any amount that the Section 116 Recipient has withheld and is not required to pay to the Receiver General in accordance with Section 3.16(5)(a) and, for greater certainty, the amount so paid shall be credited to the Section 116 Recipient as payment on account of the Section 116 Amount.

(6) If the Section 116 Recipient has withheld any amount under the provisions of Section 3.16(2) or Section 3.16(3) above and, as of the Determination Date, no certificate has been delivered to the Section 116 Recipient by a particular Non-Resident Shareholder in accordance with the provisions of
     Section 3.16(5)(a) above (or the certificate that is delivered is not satisfactory to the Section 116 Recipient, acting reasonably), or a certificate has been delivered but an amount previously withheld in respect of the particular Non-Resident Shareholder has not been required to be paid to the Receiver General or to the Non-Resident Shareholder pursuant to
     Section 3.16(4) or Section 3.16(5) above, then the Section 116 Recipient shall:

     (a) pay to the Receiver General an amount equal to the lesser of (x) the amount previously withheld in respect of the particular Non-Resident Shareholder and not previously required to be paid out pursuant to pursuant to Section 3.16(4) or Section 3.16(5) above and (y) twenty-five percent (25%) of the amount, if any, by which the particular Non-Resident Shareholder's Proportionate Share of the
          Section 116 Amount (as determined having regard to any adjustments to the Section 116 Amount made under this Article 3 prior to the Determination Date) exceeds the amount of the certificate limit or proceeds of disposition fixed on the certificate (if any) last delivered by the Non-Resident Shareholder to the Section 116 Recipient, on the day that is one Business Day before the 30th day after the end of the month in which the Closing Date occurs on account of the Purchaser's liability pursuant to subsection 116(5) of the Income Tax Act (Canada), and, for greater certainty, the amount so paid shall be credited to the Section 116 Recipient as payment on account of the Section 116 Amount; and

     (b) pay forthwith to the applicable Non-Resident Shareholder any amount that the Section 116 Recipient has withheld and is not required to pay to the Receiver General in accordance with Section 3.16(6)(a) above, and, for greater certainty, the amount so paid shall be credited to the Section 116 Recipient as payment on account of the Section 116 Amount.

(7)  All amounts withheld by the Section 116 Recipient in accordance with this
     Section 3.16 shall be paid to and held by Purchaser's counsel, in trust, and invested by it in an interest bearing account until paid to the particular Non-Resident Shareholder or the Receiver General in accordance with this Section 3.16, and Purchaser's counsel shall be entitled to withhold from interest earned on such amounts any and all amounts required to be withheld and remitted from such interest by any Law and to remit same to the appropriate Governmental Authority and Purchaser's counsel shall be entitled to rely on a certificate delivered by the Section 116 Recipient to the effect that any certificate delivered hereunder is satisfactory to the
     Section 116 Recipient.

(8) If the Section 116 Recipient is required to pay an additional amount to a Non-Resident Shareholder pursuant to Section 3.13 or Article 11 as additional Section 116 Amount then, to the extent necessary to allow the
     Section 116 Recipient to meet its withholding and remittance obligations under subsection 116(5) of the Income Tax Act (Canada), such payments shall become subject to the terms of this Section 3.16.

Section 3.17      Transferred Shares
         To the extent there are any Transferred Shares, the Parties agree that the provisions of this Agreement shall be amended, mutatis mutandis, on the basis that the Transferred Shares were Purchase for Cancellation Shares and the Transferring Share Vendors were Purchase for Cancellation Shareholders (only in respect of such Transferred Shares) as of the date of this Agreement.

Article 4
                         REPRESENTATIONS AND WARRANTIES
                   OF THE SHAREHOLDERS RELATING TO THE COMPANY

         Each of the Shareholders, severally and not jointly, represents and warrants to the Purchasers the matters set out below and acknowledges that the Purchasers are relying upon such representations and warranties in agreeing to enter into this Agreement and complete the transactions contemplated herein:

Section 4.1       Incorporation and Registration.

(1) The Company is a corporation duly incorporated and validly existing under the laws of Ontario. The Company has all necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted.

(2) Each of the Subsidiaries is a corporation duly incorporated, or a limited liability company duly formed, as applicable, and validly existing under the laws of its jurisdiction of incorporation or formation, as applicable, and has all necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted.

Section 4.2       Subsidiaries.
         Each Subsidiary is listed on Schedule Error! Reference source not found. and, except as otherwise disclosed in Schedule Error! Reference source not found., neither the Company nor any Subsidiary has any interest in any Person or any obligation, agreement, option or commitment of any nature to acquire any shares or other securities of any Person or to acquire or lease any business operations, real property or other property or assets whatsoever other than in the ordinary course of business.

Section 4.3       Capitalization.
(1) The authorized and issued share capital of the Company, the registered holders of such outstanding shares and the number of shares held by each such registered holder is set forth in Schedule Error! Reference source not found. as at the date hereof and as at the time immediately prior to the Reorganization Closing Time. All of the shares of the Company and all of the shares of each Subsidiary have been (and following the Reorganization and as at the time immediately prior to the Share Purchase Closing Time will be) duly and validly issued in compliance with all applicable Laws, including Securities Laws, and are (and following the Reorganization and as at the time immediately prior to the Share Purchase Closing Time will be) outstanding as fully paid and non-assessable shares. At the Share Purchase Closing Time, all the outstanding shares of each Subsidiary will be owned, directly or indirectly, by the Company free and clear of all Encumbrances.

(2) Except as set forth in Schedule Error! Reference source not found., no options, warrants or other rights to purchase shares or other securities of the Company or of any of the Subsidiaries and no securities or obligations convertible into or exchangeable for shares or other securities of the Company or any of the Subsidiaries have been authorized or agreed to be issued or are outstanding as of the date hereof; and no options, warrants or other rights to purchase shares or other securities of the Company or of any of the Subsidiaries and no securities or obligations convertible into or exchangeable for shares or other securities of the Company or any of the Subsidiaries will be authorized or agreed to be issued or will be outstanding at the Reorganization Closing Time.

(3) With respect to each outstanding option and warrant to acquire shares in the capital of the Company (an "Option"), the Purchaser has been provided, in writing, with the following information: (i) the name of the Option holder; (ii) the option plan, if any, under which the Option was granted;
     (iii) the number and type of shares in the capital of the Company for which such Option is exercisable; (iv) the effective exercise price; (v) the date of grant; (vi) the applicable vesting schedule, if any; (vii) the date of expiration; and (viii) whether and to what extent the Option will be accelerated in any way by the transactions contemplated by this Agreement.

(4) The Shareholders and the Employee Shareholders, collectively, are the beneficial owners and owners of record of all of the issued and outstanding shares in the capital of the Company.

Section 4.4       Business.
          Neither the Company nor any of its Subsidiaries carries on any business other than the Business and activities ancillary thereto.

Section 4.5       Title to the Assets.
         Except as otherwise expressly disclosed herein, each of the Company and the Subsidiaries is the sole beneficial owner of all of its assets and interests in assets (including, without limitation, third party licences used by the Company), real and personal, with good and valid title thereto, free and clear of all Encumbrances other than Permitted Encumbrances. Except in the ordinary course of business, there has been no assignment, subletting or granting of any licence of or in respect of any of the Company's or any of the Subsidiaries' assets or any granting of any agreement or right capable of becoming an agreement or option for the purchase of any of such assets other than pursuant to the provisions of, or as otherwise disclosed in, this Agreement.

Section 4.6       Absence of Conflicting Agreements.
         Neither the Company nor any of the Subsidiaries is a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, licence, Law or Governmental Authorization material to the Company and the Subsidiaries taken as a whole which would be violated, contravened, breached by, or under which default would occur or an Encumbrance would be created as a result of the execution and delivery of this Agreement or any other agreement to be entered into under the terms of this Agreement, or the performance by any Shareholder or the Company or any Subsidiary of its obligations under this Agreement or any other agreement to be entered into in connection herewith.

Section 4.7       Regulatory Approvals.
         Except in connection with the Reorganization, no notice to, or any authorization, approval, order, consent of, any Person or any declaration, filing or recording with any Person is required to be made on the part of the Shareholders, the Company or any of the Subsidiaries, in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Shareholders' obligations under this Agreement or any other documents and agreements to be delivered under this Agreement other than the Consents and such notices, filings, declarations, recordings, authorizations, approvals, orders and consents disclosed on Schedule Error! Reference source not found. to this Agreement.

Section 4.8       Compliance with Shareholders Agreement.
         The affairs of the Company have been organized and conducted in a manner consistent with, and not in breach in any material respect of, the provisions of the Shareholders Agreement and no Shareholder or former shareholder of the Company has alleged that any conduct has occurred which is inconsistent with the Shareholders Agreement.

Section 4.9       Financial Statements.
         Except for the reconciliation to U.S. generally accepted accounting principles described in Section 8.12(8), the Historical Financial Statements shall have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal years or periods, as applicable, and:

     (a) were prepared in accordance with the books of account and other financial records of the Company and the Subsidiaries;

     (b) present fairly in all material respects the consolidated financial condition and results of operations of the Company and the Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments which did not and would not have a Material Adverse Effect);

     (c) have been prepared, as applicable, in accordance with GAAP applied on a basis consistent with the past practices of the Company and such Subsidiaries; and

     (d) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and such Subsidiaries and the results of the operations of the Company and such Subsidiaries as of the dates thereof or for the periods covered thereby.

Section 4.10      Unused Credits.
         The Company's treatment of Unused Credits and recording thereof in the Financial Statements was in accordance with applicable revenue recognition principles and otherwise in accordance with GAAP.

Section 4.11      Debt Obligations.
         All outstanding indebtedness of the Company and each Subsidiary to any Person, including, without limitation, all bonds, debentures, mortgages, notes or other indebtedness or other like instruments, agreements or arrangements are fully and accurately disclosed on Schedule Error! Reference source not found., and neither the Company nor any Subsidiary is a party to or bound by or obligated under any agreement to create or issue any other indebtedness, liability or debt obligation, or is in default under, or in breach of its obligations pursuant to, any agreement or obligation disclosed on Schedule Error! Reference source not found..

Section 4.12      Liabilities.
         There are no outstanding liabilities, actual, contingent or otherwise, of the Company or any Subsidiary of any kind or nature whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Company or any Subsidiary may become liable on or after the consummation of the transactions contemplated by this Agreement, other than as disclosed in the Financial Statements or on Schedule Error! Reference source not found. or Schedule Error! Reference source not found., except those incurred after the last fiscal year end of the Company which are disclosed in the Books and Records of the Company or a Subsidiary, as applicable, and which were incurred in the ordinary and normal course of the Business consistent with past practice and policies of the Company and its Subsidiaries.

Section 4.13      Absence of Changes and Unusual Transactions.
         Except as contemplated by this Agreement or as otherwise disclosed in Schedule Error! Reference source not found. or as shall be consented to by the Purchaser as contemplated under Section 10.1(2), since the date of the Balance
Sheet:

(1) there has not been any change in the financial condition or operations of the Company or the Subsidiaries other than changes which do not have a Material Adverse Effect;

(2) neither the Company nor any of the Subsidiaries has transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Balance Sheet or cancelled any debts or entitlements except, in each case, in the ordinary course of business;

(3)  the Business has been carried on in the ordinary course;

(4) neither the Company nor any of the Subsidiaries, directly or indirectly, has declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its shares and has not, directly or indirectly, purchased or otherwise acquired any of its shares, except to effect the transactions contemplated herein and to effect a dividend or return of capital paid or to be paid by the Company immediately prior to the Reorganization Closing Time in an aggregate amount that will not result in the amount of the Cash at Closing to be less than the Net Cash Amount; and

(5) neither the Company nor any of the Subsidiaries has authorized, agreed or otherwise become committed to do any of the foregoing (except with respect to the dividend or return of capital otherwise permitted pursuant to
     Section 4.13(4)).

Section 4.14      Condition of Fixed Assets.
         All material Fixed Assets are in satisfactory operating condition and repair having regard to normal wear and tear, their use, age and scheduled maintenance.

Section 4.15      Accounts Receivable.
         All accounts receivable and other debts due or recorded in the records and books of accounts of the Company and its Subsidiaries as at the Closing Date (less the amount of any provision or reserve provided for such accounts in the records and books of account of the Company) will be good and collectible in full in the ordinary course of business; and none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such provisions or reserves. Except for the receipt of payment for the Extraordinary Receivables, there has been no material adverse change since September 30, 2003 in the amount of accounts receivable or other debts due to the Company and its Subsidiaries or the reserves with respect thereto from that which is reflected in the Financial Statements.

Section 4.16      Bank Accounts and Powers of Attorney.
         The Purchaser has been provided with an accurate and complete list showing:

          (i) the name and address of each financial institution in which the Company and its Subsidiaries have bank or trust accounts or safe deposit boxes and the number of any such trust account or any such box; and

          (ii) the names of all Persons, if any, holding powers of attorney from the Company or any of the Subsidiaries.

Section 4.17      Business in Compliance with Laws.
         The Business is conducted in compliance with all applicable Laws of each jurisdiction in which the Company and the Subsidiaries carry on the Business (including the Licences) except as otherwise disclosed in Schedule Error! Reference source not found. and except for non-compliance which in the aggregate does not have a Material Adverse Effect. Any Licences material for the operation of the Business are listed in Schedule Error! Reference source not found..

Section 4.18      Intellectual Property.
(1) Trade-marks. Schedule Error! Reference source not found. sets forth an accurate and complete list of all material unregistered Trademarks and registrations and applications for Trade-marks owned by the Company and the Subsidiaries used by the Company and the Subsidiaries in the conduct of the Business (the "Company Trade-Marks"). Except as may be set forth in Schedule Error! Reference source not found., the Company and the Subsidiaries have not taken any action (or failed to take any action), conducted their businesses, or used or enforced (or failed to use or enforce) any of the Company Trade-marks, in each case in a manner that would result in the abandonment or unenforceability of any of the Company's or the Subsidiaries' Trade-marks or any of the Company's and the Subsidiaries' rights therein.

(2)  Patents. The Company and the Subsidiaries do not own any Patents.

(3) Company Copyrights. There are no registered Copyrights owned by the Company ("Registered Company Copyrights"). Except as may be set forth in Schedule Error! Reference source not found., where applicable, the Company and the Subsidiaries have obtained all necessary waivers of moral rights in respect of the Company Copyrights.

(4)  Trade Secrets.

     (a) The Company and the Subsidiaries have taken all reasonable precautions to protect the secrecy and confidentiality of the Trade Secrets;

     (b) to the Company's knowledge, the Company and the Subsidiaries have the absolute and unrestricted right to use all of the Trade Secrets; and

     (c) except under appropriate confidentiality obligations that, to the knowledge of the Company and the Subsidiaries, have been fully observed and performed, there has been no disclosure by the Company or the Subsidiaries of material Trade Secrets.

(5) Rights of Third Parties. Except as set forth in Schedule Error! Reference source not found.:

     (a) there are no Claims in progress or pending or to the knowledge of the Company threatened against the Company or a Subsidiary relating to the Intellectual Property Rights owned or licensed by the Company and the Subsidiaries; and to the knowledge of the Company, the operation of the Business does not conflict with, infringe upon, violate or result in a misappropriation of, any Intellectual Property Right of any Person; and

     (b) the Company and the Subsidiaries have the exclusive right to bring actions against any Person that is infringing any Intellectual Property Rights owned by the Company and the Subsidiaries.

(6) Sufficiency of Company and Licensed Intellectual Property. Except as set forth in Schedule Error! Reference source not found., the Intellectual Property Rights owned by the Company and the Subsidiaries and the Intellectual Property Rights licensed to the Company and the Subsidiaries constitute all of the Intellectual Property Rights necessary for the conduct of the Business as presently conducted, including without limitation the manufacture, use, sale, licensing and other commercial exploitation of all products of the Company and the Subsidiaries including those currently undergoing alpha or beta testing if any, and constitute all of the Intellectual Property Rights necessary to operate such Business after the Closing in substantially the same manner as such business heretofore has been operated by the Company and the Subsidiaries.

Section 4.19      Software Materials.
(1) General. With the exception of COTS, Schedule Error! Reference source not found. specifically identifies all Software Materials that are owned exclusively by the Company and the Subsidiaries (the "Company Software Materials") and all Software Materials that are used by the Company and the Subsidiaries in the conduct of the Business and that are not exclusively owned by the Company and the Subsidiaries other than COTS, (such Software Materials that is so used by the Company and the Subsidiaries being referred to collectively as the "Licensed Software Materials"). Except as may be set forth in Schedule Error! Reference source not found.:

     (a) to the knowledge of the Company, the Company and the Subsidiaries are using the Licensed Software Materials, of which they are not the sole beneficial and registered owners, in the conduct of the Business in accordance with the terms of the consent or license from the owner or licensor of such Licensed Software Materials;

     (b) to the Company's knowledge, there are no Claims in progress or pending or threatened against the Company or any of the Subsidiaries relating to the Licensed Software Materials;

     (c) the Company and the Subsidiaries have lawfully acquired the right to use the Licensed Software Materials, as it is used in the conduct of the Business as presently conducted, and have not exercised any rights in respect of any Licensed Software Materials, including without limitation any reproduction, distribution or derivative work rights, outside the scope of any license expressly granted by the Person from which the right to use such Licensed Software Materials was obtained; and

     (d) no royalties, fees, honoraria or other payments are payable by the Company and the Subsidiaries to any Person by reason of the ownership, use, sale, licensing, distribution or other exploitation of any Company Software Materials.

(2) Performance of Existing Software Materials Products. Except as may be set forth in Schedule Error! Reference source not found., all Software Materials products that the Company and the Subsidiaries have distributed to third parties are generally suitable for the purposes for which they are being used and are free from known material defects or deficiencies.

(3) Software Materials Documentation. The Company and the Subsidiaries have taken all actions customary in the software industry to document the Company Software Materials and its operation, such that the Company Software Materials, including the source code and documentation, have been written in a reasonably clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

(4) Disabling Codes. To the Company's knowledge, the components used in the Company's and the Subsidiaries' products including any Company Software Materials, are free of any undisclosed program routine, device, or other feature, including, without limitation, a time bomb, software lock, drop-dead device, or malicious logic or, as of the time of each delivery, any virus, worm or trojan horse, that is designed to delete, disable, deactivate, interfere with, or otherwise harm them (a "Disabling Code") that may, or may be used to, access, modify, delete, damage or disable any hardware, system or data or that may result in damage thereto. The Company and the Subsidiaries have taken reasonable steps and implemented reasonable procedures to ensure that its hardware, systems and data are free from Disabling Codes. Except as may be set forth in Schedule Error! Reference source not found., the Company and the Subsidiaries have in place disaster recovery plans, procedures and facilities and have taken steps to safeguard their hardware, systems and data and restrict unauthorized access thereto.

(5) Source Code. Except as set forth in Schedule Error! Reference source not found., none of the Company Software Materials is, in whole or in part, subject to the provisions of any open source license agreement obligating the Company and the Subsidiaries to make source code publicly available to third parties.

         Except as disclosed in Schedule Error! Reference source not found., the Company and the Subsidiaries have in their possession copies of source code for all Company Software Materials used by the Company and the Subsidiaries. The Company and the Subsidiaries have taken commercially reasonable steps to treat such Software Materials as confidential and proprietary business information, and have taken commercially reasonable steps to protect the same as trade secrets of the Company and the Subsidiaries. Such source code is fully documented in a manner that a reasonably skilled programmer could understand, modify, compile and otherwise utilize.

Section 4.20      Internet Web Site.
         Schedule Error! Reference source not found. sets forth the physical location of the computer servers that are currently hosting the Company and the Subsidiaries' internet web sites. Each server is owned by the Company or the Subsidiaries. Schedule Error! Reference source not found. lists the contract pursuant to which the Company acquires access to the bandwidth to which the servers are connected to the internet. Schedule Error! Reference source not found. additionally sets forth (i) the name and IP address of the internet web homepage, when the homepage was created and the expiry date, (ii) a list of any and all software which can be downloaded from the web site, and (iii) a list of any license agreements displayed on the web site prior to downloading any particular software.

Section 4.21      Real Property.
Schedule Error! Reference source not found. sets forth a complete list of the Leased Real Property by reference to municipal address and Real Property Leases.

         All interests held by the Company or any of the Subsidiaries as lessee or occupant under the Real Property Leases are free and clear of all Encumbrances other than Permitted Encumbrances.

         All payments required to be made by the Company or any of the Subsidiaries pursuant to the Real Property Leases have been paid and neither the Company nor any of the Subsidiaries is in default in any of its obligations under any of the Real Property Leases which has a Material Adverse Effect.

         Neither the Company nor any of its Subsidiaries is the registered or beneficial owner, directly or indirectly, of any real property.

Section 4.22      Environmental Matters.
(1) All operations of the Company and the Subsidiaries conducted on the Leased Real Property are in compliance with all Environmental Laws other than non-compliance which in the aggregate does not have a Material Adverse Effect.

(2) All material Environmental Approvals have been obtained and are valid and in full force and effect and are being complied with, except for such non-compliance which would not have a Material Adverse Effect.

(3) Neither the Company nor any of the Subsidiaries or any of their respective operations is the subject of any Remedial Order.

Section 4.23      Employment Matters.
(1) The Purchaser has been provided with a true and complete list of all Employees, together with their titles, service dates, current wages, salaries or hourly rate of pay, vacation entitlement, cumulative unpaid vacation entitlements, commissions and bonus or other material compensation paid since the beginning of the most recently completed fiscal year or payable to each such Employee. Except as disclosed in writing to the Purchaser, no Employee is on short-term or long-term disability leave, parental leave, extended absence or receiving benefits pursuant to the Workplace Safety and Insurance Act (Ontario) or similar workers' compensation legislation in other jurisdictions.

(2) Except as disclosed in writing to the Purchaser, all Employees have signed an Employment Contract with the Company or a Subsidiary substantially in the form of one of the Company's Standard Form Employment Contracts, copies of which have been provided to the Purchaser.

(3) Except for the Benefit Plans or as disclosed in writing to the Purchaser there are no written employment policies or plans which are binding upon the Company or any of the Subsidiaries.

(4) The Company and the Subsidiaries have been and are being operated in material compliance with all Laws relating to employees, including employment standards, Occupational Health and Safety Laws, workers compensation, human rights, labour relations and pay equity. The Company and the Subsidiaries have complied with and posted plans as required under applicable pay equity legislation. Except as disclosed on Schedule Error! Reference source not found. or otherwise disclosed in writing to the Purchaser there have been no Claims nor, to the knowledge of the Company, are there any threatened complaints under such employment-related Laws against the Company or any of the Subsidiaries.

(5) There are no Claims nor, to the knowledge of the Company, are there any threatened Claims, against the Company or any of the Subsidiaries pursuant to any Laws relating to Employees, including employment standards, human rights, labour relations, Occupational Health and Safety Laws, worker's compensation or pay equity and, to the knowledge of the Company, nothing has occurred which might lead to a Claim against the Company or any of the Subsidiaries under any such Laws.

(6) All current and former Employees and consultants of the Company and the Subsidiaries have entered into confidentiality, invention assignment and proprietary information agreements with the Company and the Subsidiaries in substantially the form provided to Purchaser. Except as disclosed in writing to the Purchaser:

     (a) to the knowledge of the Company, no Employee or consultant of the Company is obligated under any agreement (including licences, covenants or commitments of any nature) or subject to any judgment, decree or order of any Governmental Authority, or any other restriction that would materially conflict with the Business;

     (b) the carrying on of the Business by the employees, consultants and contractors of the Company and the Subsidiaries and the conduct of the Company's and the Subsidiaries' business, including without limitation the sale, licensing and other commercial exploitation of all products of the Company and the Subsidiaries currently undergoing alpha or beta testing, will not, to the Company's knowledge, result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of such employees or consultants or the Company and the Subsidiaries is now obligated.

     (c) the Company and the Subsidiaries do not believe it is or will be necessary to utilize any inventions of any employees of the Company and the Subsidiaries (or Persons the Company and the Subsidiaries currently intends to hire) made prior to their employment by the Company and the Subsidiaries; and

     (d) to the Company's knowledge, at no time during the conception of or reduction to practice of any of the Intellectual Property Rights owned by the Company and the Subsidiaries, was any developer, inventor or other contributor to such Intellectual Property Rights operating under any grants from any Governmental Authority or private source, performing research sponsored by any Governmental Authority private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other similar obligation with any other Person that could adversely affect the Company's and the Subsidiaries' rights in such Intellectual Property Rights.

Section 4.24      Collective Agreements.

         Schedule Error! Reference source not found. sets forth a complete list of the Collective Agreements.

(1) There are no outstanding unfair labour practice complaints or applications in respect of the Company or a Subsidiary which, in the aggregate if determined adversely to the Company or any of the Subsidiaries, would have a Material Adverse Effect.

(2) To the knowledge of the Company, there are no union organizing activities involving Employees not already covered by the Collective Agreements.

(3) Neither the Company nor any of the Subsidiaries is in violation in any material respect of any Collective Agreement.

(4) There is no strike or lock out occurring or, to the knowledge of the Company, threatened affecting the Company or any of the Subsidiaries.

(5) Neither the Company nor any of the Subsidiaries has any grievances or pending arbitration cases outstanding which, in the aggregate if determined adversely to the Company or any of the Subsidiaries, would have a Material Adverse Effect.

Section 4.25      Related Party Contracts.
         Except as set forth on Schedule Error! Reference source not found., neither the Company nor any of the Subsidiaries is a party to any Contract with any director, officer, Employee, agent or any Person not dealing at arm's length with the Company or the Subsidiaries, except in the ordinary course of business.

Section 4.26      Benefit Plans.
(1) Schedule Error! Reference source not found. sets forth a complete list of the Benefit Plans. Current and complete copies of all Benefit Plans have been made available to the Purchaser.

(2) Except as disclosed in Schedule Error! Reference source not found., each Benefit Plan is being administered in compliance with (i) the terms of such Benefit Plan; and (ii) all Laws, except for such non-compliance which would not have a Material Adverse Effect.

(3) Except as disclosed in Schedule Error! Reference source not found., there have been no improvements, increases or changes to, or promised improvements, increases or changes to, the benefits provided under any Benefit Plan since the date of the Balance Sheet.

(4) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Benefit Plan have been paid or remitted in a timely fashion in accordance with its terms and all Laws, and no Taxes, penalties or fees are owing or exigible under any Benefit Plan.

(5) Except as disclosed in Schedule Error! Reference source not found., the Company and the Subsidiaries have no formal plan and have made no promise or commitment, whether legally binding or not, to create any additional Benefit Plan or to improve or change the benefits provided under any Benefit Plan.

(6) None of the Benefit Plans provide for benefit increases or the acceleration of, or an increase in, funding obligations that are contingent upon or will be triggered by the entering into of this Agreement or the completion of the transactions contemplated herein.

(7)  Neither the Company nor any of the Subsidiaries have a Pension Plan.

Section 4.27      Insurance.
         Each of the Company and the Subsidiaries maintains such policies of insurance as are appropriate to its operations, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets, in accordance with applicable laws and such insurance coverage will remain in full force and effect after the Closing Date notwithstanding the execution, delivery and performance of this Agreement. Schedule Error! Reference source not found. fully and accurately describes all insurance policies maintained by the Company or any Subsidiary, specifying the insurer, the amount, type, term and extent of such coverage, the policy number, any claims made and settled thereunder within the previous three fiscal years and any threatened or in process Claims thereunder. Neither the Company nor any Subsidiary is in default under any insurance policy listed on Schedule or has failed to give notice or to present any Claim under any such policy in a proper and timely fashion.

Section 4.28      Material Contracts.

         Schedule Error! Reference source not found. sets forth a complete list of the Material Contracts that have not been listed on any other Schedule. The Material Contracts listed in Schedule Error! Reference source not found. are all in full force and effect unamended and there are no outstanding material defaults or violations under any such Material Contract on the part of the Company or any of the Subsidiaries which in the aggregate would have a Material Adverse Effect.

Section 4.29      Litigation.
         Except as disclosed in Schedule Error! Reference source not found., there are no Claims, investigations, complaints, grievances or proceedings, including appeals and applications for review, in progress, or pending or, to the knowledge of the Company, threatened against or relating to the Company or any of the Subsidiaries before any Governmental Authority; and the Company has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.

Section 4.30      Tax Matters.
         Except as otherwise expressly disclosed in Schedule Error! Reference source not found.:

(1) Each of the Company and the Subsidiaries has duly and timely made or prepared all Tax Returns required to be made or prepared by it, has duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Authority and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon and such Tax Returns reflect accurately all liability for taxes of the Company, and the Subsidiaries for the periods covered thereby, except where the failure to do so would not have a Material Adverse Effect.

(2) Each of the Company and the Subsidiaries has duly and timely paid all Taxes, including all instalments on account of Taxes for the current year and any prior year, that are due and payable by it, except where the failure to do so would not have a Material Adverse Effect; and provision has been made on the Balance Sheet for amounts at least equal to the amount of all accrued Taxes of the Company and the Subsidiaries that are not yet due and payable and that relate to periods ending on or prior to September 30, 2003.

(3) The liability for Taxes of each of the Company and the Subsidiaries has been assessed by the relevant Governmental Authority for all taxation years up to and including its taxation year ended on September 30, 2002. The only taxation years of the Company and the Subsidiaries that remain open for the assessment of additional Taxes are those set out in Schedule Error! Reference source not found..

(4) None of the Company or any of the Subsidiaries has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any material extension of time within which (i) to file any Tax Return covering any Taxes for which the Company or any of the Subsidiaries is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which the Company or any of the Subsidiaries is or may be liable; (iii) the Company or any of the Subsidiaries is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authority may assess or collect Taxes for which the Company or any of the Subsidiaries is or may be liable.

(5) None of the Company or any of the Subsidiaries has made, prepared and/or filed any material elections, designations or similar filings relating to Taxes or entered into any material agreement or other arrangement in respect of Taxes or Tax Returns that has effect for any period after the Closing Date except as disclosed in the Company's or the relevant Subsidiary's Tax Returns.

(6) There are no proceedings, investigations, audits or Claims now pending or threatened against the Company or any of the Subsidiaries in respect of any Taxes or matters under discussion, audit or appeal with any Governmental Authority relating to Taxes which, in the aggregate if determined adversely to the Company or any of the Subsidiaries, would have a Material Adverse Effect.

(7) Each of the Company and the Subsidiaries has duly and timely withheld all Taxes and other amounts required by Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any Employees, officers or directors and any non-resident Person), and has duly and timely remitted to the appropriate Governmental Authority such Taxes and other amounts required by Law to be remitted by it, except where failure to do so would not have a Material Adverse Effect.

(8) Except in connection with the Asset Closing, each of the Company and the Subsidiaries has duly and timely collected and remitted to the appropriate Governmental Authority all amounts on account of any sales, use or transfer taxes, including goods and services, harmonized sales and provincial and state sales and use taxes, required by Law to be collected and remitted by it, except where failure to do so would not have a Material Adverse Effect.

(9) None of section 17, section 78, section 79, or sections 80 to 80.04 of the Income Tax Act (Canada), or any equivalent provision under applicable provincial Law have applied or will apply to the Company or any of the Subsidiaries. For any taxation years ending on or before the Share Purchase Closing Time, neither the Company nor any of the Subsidiaries has claimed any reserve under any provision of the Income Tax Act (Canada) or any equivalent provision of provincial income tax laws, other than for reserves claimed under Section 20(1)(m) of the Income Tax Act (Canada) in a manner consistent with the past practice of the Company, if any such amount could be included in the income of the Company or any of the Subsidiaries for any period ending after the Closing Date. Neither the Company nor any of the Subsidiaries has, either directly or indirectly, transferred property to or supplied services to, or acquired or received property or services from, a Person with whom it does not deal at arm's length for consideration other than consideration equal to the fair market value of such property or services at the time of such transfer, supply, acquisition or receipt of the property or services. Neither the Company nor any of the Subsidiaries has entered into any transfer pricing or advance pricing agreement with any Governmental Authority.

(10) Except in connection with the Asset Closing, for all transactions between the Company or any of the Subsidiaries that is a resident of Canada for purposes of the Income Tax Act (Canada), on the one hand, and any non-resident Person with whom the Company or any such Subsidiary was not dealing at arm's length, for the purposes of the Income Tax Act (Canada), on the other hand, during a taxation year commencing after 1998 and ending on or before the Closing Date, the Company and any such Subsidiary have made or obtained records or documents that satisfy the requirements of paragraphs 247(4)(a) and (b) of the Income Tax Act (Canada). Neither the Company nor any of the Subsidiaries have entered into an agreement contemplated by Section 191.3 of the Income Tax Act (Canada).

(11) Neither the Company nor any of the Subsidiaries is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for income tax purposes in any jurisdiction.

(12) Neither the Company nor any of its Subsidiaries has made any payments or is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under United States Internal Revenue Code Section 280G. Neither the Company nor any its subsidiaries has been a United States real property holding corporation within the meaning of United States Internal Revenue Code Section 897(c)(2) during the applicable period specified in United States Internal Revenue Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its United States Tax Returns all positions taken therein that could give rise to a substantial understatement of United States federal taxable income Tax within the meaning of United States Internal Revenue Code Section 6662. None of the Company or its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated United States Tax Return (other than a group the common parent of which is Interactive Media Group
     (USA) Ltd.) or (ii) has any liability for the Taxes of any other Person under United States Treasury Regulation Section 1. 1052-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

Section 4.31      Equipment Contracts.
         Schedule Error! Reference source not found. sets forth a complete list of all Equipment Contracts together with a description of the equipment and other assets to which the Equipment Contracts relate. All of the Equipment Contracts are in full force and effect and no default exists on the part of the Company or any of the Subsidiaries, or, to the knowledge of the Company, on the part of any of the other parties thereto.

Section 4.32      Corporate Records.
         A true and complete copy of the Articles and by-laws of the Company and each of the Subsidiaries, including any and all amendments, have been made available to the Purchaser and such Articles and by-laws, including any amendments, as applicable, are in full force and effect and no further amendments will be made thereto without the prior written consent of the Purchaser, except as contemplated by the Reorganization.

Section 4.33      Books and Records.
         All Books and Records have been delivered or made available to the Purchaser. Such Books and Records fairly and correctly set out and disclose in all material respects the financial position of the Company and the Subsidiaries and all material financial transactions relating to each of their businesses have been accurately recorded in such Books and Records.

         The Books and Records and other financial records of the Company and its Subsidiaries:

     (a) reflect in all material respects all items of income and expense and all assets and liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Company and its Subsidiaries, respectively;

     (b) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies; and

     (c) have been maintained in accordance with good business and accounting practices.

Section 4.34      Personal Information.
         Except as disclosed in writing to the Purchaser,

(1) the Company and each of the Subsidiaries, to the extent required by Law, have a written privacy policy which governs the collection, use and disclosure of Personal Information and which complies with the applicable industry privacy code, and the Company and each of the Subsidiaries are in compliance in all material respects with their respective privacy policy;

(2) all Personal Information provided to the Purchaser in connection with the transactions contemplated by this Agreement has been provided in compliance with all Laws and with the Company's and each Subsidiary's respective privacy policies, and all consents required by applicable Laws have been obtained to allow the Company and the Subsidiaries to collect, use and disclose Personal Information in connection with the Business; and

(3) without limiting the foregoing, to the knowledge of the Company, the Company and each of the Subsidiaries is, and has been, conducting the Business in compliance with all applicable Laws governing privacy and the protection of personal information, including the Personal Information Protection and Electronic Documents Act ("PIPEDA"), other than acts of non-compliance which individually or in the aggregate do not have a Material Adverse Effect.

Section 4.35      No Broker.
         Other than with respect to the engagement of Broadview International LLC pursuant to an agreement dated May 14, 2003 providing for the engagement fee, retainer and work fee which will be paid by the Shareholders at or prior to Closing or provided for on the Closing Date Financial Statements, the Company has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without intervention on its behalf of any other Party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment against the Purchaser, the Company or any of the Subsidiaries.

Section 4.36      Residence of the Company.
         The Company is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

Section 4.37      Private Corporation.
         The Company is a "private corporation" within the meaning of subsection 89(1) of the Income Tax Act (Canada).

Section 4.38      Full Disclosure.
         None of the representations and warranties made in this Article 4 (including any written information or documents delivered to the Purchaser as contemplated in this Article 4) contains any untrue statement of a material fact or omits to state any material fact, necessary to make such representation or warranty not misleading to a potential arm's length purchaser of the Purchased Shares.

                                   Article 5
                           ADDITIONAL REPRESENTATIONS
                       AND WARRANTIES OF THE SHAREHOLDERS

         Each Shareholder, severally and not jointly, represents and warrants to the Purchasers, on its own behalf with respect to itself only, the matters set out below and acknowledges that the Purchasers and the Company are relying upon such representations and warranties in agreeing to enter into this Agreement and complete the transactions contemplated herein:

Section 5.1       Right to Sell.
         The Shareholder is the sole registered and beneficial owner of the shares set out opposite its name in Schedule Error! Reference source not found., with good and valid title thereto, free and clear of all Encumbrances. As at the time immediately prior to the Reorganization Closing Time, the Shareholder will be the sole registered and beneficial owner of the shares set out opposite its name in Schedule Error! Reference source not found., with good and valid title thereto, free and clear of all Encumbrances and, upon completion of the Share Closing and the Purchase for Cancellation Closing, the Purchaser and the Company, respectively, will acquire good and marketable title to such shares free and clear of all Encumbrances. The Shareholders have the exclusive right to dispose of the Shareholder's shares as provided in this Agreement (including pursuant to the Purchase for Cancellation) and such disposition will not violate, contravene, breach or result in any default under any material indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, order, judgment, decree, licence, permit or Laws, to which the Shareholder is a party or subject or by which the Shareholder is bound or affected. If the Shareholder is a corporation, it is duly incorporated and validly existing under the laws of its governing jurisdiction.

Section 5.2       Due Authorization.
         The Shareholder has all necessary power, authority and capacity to enter into this Agreement and to carry out such Shareholder's obligations under this Agreement. If the Shareholder is a corporation, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Shareholder.

Section 5.3       Enforceability of Obligations.
         This Agreement constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms subject to any limitations imposed by Law.

Section 5.4       Absence of Conflicting Agreements.
         The Shareholder is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, order, judgment, decree, licence, Law which would be violated, contravened or breached by, or under which any default would occur or an Encumbrance would be created as a result of the execution and delivery by it of this Agreement or the performance by it of any of the terms of this Agreement.

Section 5.5       Litigation.
         There are no Claims, investigations, complaints or proceedings in progress or, to the knowledge of the Shareholder, pending or threatened against or relating to such Shareholder, before any Governmental Authority, which, if determined adversely against such Shareholder, would,

(1) enjoin, restrict or prohibit the transfer of all or any part of its Purchased Shares as contemplated by this Agreement; or

(2) prevent the Shareholder from fulfilling any of its obligations set out in this Agreement or arising from this Agreement,

     and the Shareholder has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.

Section 5.6       No Broker.
         The Shareholder has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment against the Purchaser, the Company or any of the Subsidiaries.

Section 5.7       Residence of the Shareholder.
         Unless the Shareholder is a Non-Resident Shareholder listed in Schedule Error! Reference source not found., the Shareholder is not a non-resident of Canada for the purposes of the Income Tax Act (Canada). Where the Shareholder is a partnership and is a Non-Resident Shareholder listed in Schedule Error! Reference source not found., each partner having an interest in the Shareholder is a non-resident of Canada for the purposes of the Income Tax Act (Canada).

                                   Article 6
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company and the Shareholders the matters set out below and acknowledges that the Company and the Shareholders are relying upon such representations and warranties in agreeing to enter into this Agreement and complete the transactions contemplated herein:

Section 6.1       Due Authorization.
         The Purchaser is a corporation duly incorporated and validly existing under the laws of Delaware and the Share Purchaser will be on the Closing Date a duly incorporated and validly existing company under the laws of Nova Scotia. The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The Share Purchaser will, on the Closing Date, have all necessary corporate power, authority and capacity to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transaction contemplated under this Agreement have been duly authorized by all necessary corporate action of the Purchaser.

Section 6.2       Enforceability of Obligations.
         This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms subject to any limitations imposed by Law.

Section 6.3       Absence of Conflicting Agreements.
         The Purchaser is not a Party to, bound or affected by or subject to any material indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, license, permit or law which would be violated, contravened or breached by, or under which any default would occur or a Claim, restriction or Encumbrance would be created as a result of the execution and delivery by it of this Agreement or the performance by it of any of the terms of this Agreement.

Section 6.4       Financial Ability.
         The Purchaser has cash on hand and/or availability under its existing credit facilities in amounts sufficient to allow it to pay the Share Purchase Price and Asset Purchase Price including any adjustments, and to consummate the transactions contemplated by this Agreement.

Section 6.5       Investment Canada.
         The Purchaser is, and on the Closing Date the Share Purchaser will be, a WTO Investor within the meaning of the Investment Canada Act (Canada).

Section 6.6       Litigation.
         There are no Claims, investigations, complaints or proceedings in progress or, to the knowledge of the Purchaser, pending or threatened against or relating to the Purchasers, which, if determined adversely to the Purchasers, would,

(1) prevent the Purchasers from paying the Share Purchase Price or Asset Purchase Price to the Shareholders or the Company;

(2) enjoin, restrict or prohibit the transfer of all or any part of the Purchased Shares as contemplated by this Agreement; or

(3) prevent the Purchasers from fulfilling any of their respective obligations set out in this Agreement or arising from this Agreement.

Section 6.7       Personal Information.
         The Purchasers' use and disclosure of Personal Information in connection with the Business after the Closing Date will be carried on in compliance with all applicable Laws.

Section 6.8       No Broker.
         The Purchaser has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without the intervention on its behalf by any other party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment.

                                   Article 7
                                    SURVIVAL

Section 7.1       Nature and Survival.

(1) All representations and warranties contained in this Agreement on the part of each of the Parties shall survive the Closings, the execution and delivery under this Agreement of any share or security transfer instruments or other documents of title to any of the Purchased Shares or Purchased Assets and the payment of the consideration for the Purchased Shares and Purchased Assets, and shall continue in full force and effect for a period of 18 months after the Closing Date, except that:

     (a) the representations and warranties set out in Section 4.1 (Incorporation and Registration), Section 4.2 (Subsidiaries), Section
          4.3 (Capitalization), Section 4.5 (Title to Assets), Section 5.1 (Right to Sell), Section 5.2 (Due Authorization), Section 5.3 (Enforceability of Obligations), Section 6.1 (Due Authorization) and
          Section 6.2 (Enforceability of Obligations) will survive and continue in full force and effect without limitation of time;

     (b) the representations and warranties set out in Section 4.30 relating to Tax matters arising in or in respect of a particular period ending on, before or including the Closing Date will survive and continue in full force and effect until 90 days after the expiration of the period (the "Tax Assessment Period") during which an assessment, reassessment or other form of document assessing liability for Taxes may be issued by a Governmental Authority in respect of that particular period, provided that the Tax Assessment Period shall be determined without regard to any consent, waiver, agreement, or other document, made or filed after the Closing Date that extends the period during which a Governmental Authority may issue an assessment, reassessment or other form of document assessing liability for Taxes; and

     (c) any representation and warranty involving fraud or fraudulent misrepresentation will survive and continue in full force and effect without limitation of time.

(2) No Party has any obligation with respect to any representation or warranty made by such Party in this Agreement after the end of the applicable time period specified in Section 7.1(1) and thereafter such Party shall have no obligation to any other Party and the other Parties shall have no rights against such Party with respect to the applicable representations and warranties, except for Claims that arise prior to the end of the applicable time period that the Party has been notified of in writing prior to the end of the time period.

(3) Where a Party has a right to make a Claim for breach of representation or warranty under this Agreement, the right to enforce that Claim in court proceedings remains subject to applicable limitations periods imposed by applicable Laws.

                                   Article 8
                        PURCHASERS' CONDITIONS PRECEDENT

         The obligation of the Purchasers to complete the purchase of the Purchased Shares and the Purchased Assets and of the Company to complete the Purchase for Cancellation under this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Asset Purchase Closing Time and Share Purchase Closing Time, respectively, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Purchasers and may be waived by it in whole or in part at any time and from time to time prior to the Asset Purchase Closing Time and Share Purchase Closing Time, as applicable).

Section 8.1       Truth and Accuracy of Representations of Shareholders
                   at the Closing Time.
         All of the representations and warranties of the Shareholders made in or pursuant to this Agreement shall be true and correct in all material respects as at each of the Asset Purchase Closing Time and the Share Purchase Closing Time (conformed, as applicable, to give effect to the Reorganization) and with the same effect as if made at and as of the Asset Purchase Closing Time and the Share Purchase Closing Time, respectively, (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and the Purchasers shall have received a certificate of the Shareholders confirming the truth and correctness of representations and warranties set forth in Article 4 and Article 5 in all material respects.

Section 8.2       Performance of Obligations.
         The Shareholders shall have performed or complied with all their obligations and covenants under this Agreement to be performed at or prior to each of the Asset Purchase Closing Time and Share Purchase Closing Time.

Section 8.3       Consents, Approvals and Waivers.
         All consents, approvals, orders and authorizations of any Person (and registrations, declarations, filings or recordings with any Governmental Authority), required in connection with the completion of any of the transactions contemplated by this Agreement (other than with respect to the Pension Plans or Benefit Plans), the execution of this Agreement, the Closings or the performance of any of the terms and conditions of this Agreement, including HSR Approval, any consents required under Material Contracts and all other consents, approvals, orders, authorizations, filings and notices listed on Schedule Error! Reference source not found., shall have been obtained at or before the Asset Purchase Closing Time on terms acceptable to the Purchaser, acting reasonably.

Section 8.4       No Proceedings.
         There shall be no injunction or restraining order issued preventing, and no pending proceeding, judicial or administrative, against any Party by any Governmental Authority, for the purpose of enjoining or preventing the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of such transactions is improper or would give rise to proceedings under any Laws.

Section 8.5       Options.
         All of the Options shall have been exercised, purchased for cancellation or terminated prior to the Reorganization Closing Time.

Section 8.6       Termination of Shareholders Agreement and Voting and Deposit
                   Agreement.
         The Shareholders Agreement and the Voting and Deposit Agreement shall have been terminated prior to the Asset Purchase Closing Time.

Section 8.7       Completion of Reorganization.
         The Reorganization shall have been completed prior to the Asset Purchase Closing Time.

Section 8.8       Asset Closing.
         The Asset Closing shall have been completed prior to the Share Purchase Closing Time and the Purchase for Cancellation Closing Time.

Section 8.9       Purchase for Cancellation.
         The Share Closing shall have been completed prior to the Purchase for Cancellation Closing Time.

Section 8.10      No Material Adverse Change.
         Since the date of this Agreement, there shall not have been any Material Adverse Change and no event shall have occurred or circumstance come into existence which may result in such a Material Adverse Change provided that this Section 8.10 shall not apply and shall be of no further force and effect on the later of April 1, 2004 and the third Business Day following receipt of HSR Approval.

Section 8.11      Employee Shareholders
         Prior to the Asset Purchase Closing Time, the Purchaser shall have received the written consent of the Employee Shareholders to the transactions contemplated hereby and to the purchase for cancellation of their shares in the capital of the Company in accordance with Section 10.19 and on or prior to the Purchase for Cancellation Closing Time, but following the Share Purchase Closing Time, the Company shall have acquired for cancellation all of the shares in the capital of the Company held by the Employee Shareholders in accordance with
Section 10.19.

Section 8.12      Receipt of Closing Documentation.
         The Purchasers shall have received copies of all certificates, documents and agreements, duly executed by all parties thereto (other than the Purchasers), that are required to be delivered by the Shareholders or the Company pursuant hereto or in connection herewith, in form and content satisfactory to the Purchasers, acting reasonably, including, without limitation, the following:

(1)  the Escrow Agreement;

(2)  the Adjustment Escrow Agreement;

(3) certified copies of the incorporating documents and by-laws (or the equivalent thereof) in respect of the Company and each Subsidiary;

(4) certified copies of all resolutions of the directors and shareholders of the Company authorizing the execution and delivery of this Agreement and all other documents contemplated herein and the completion of the transactions contemplated herein, including the transfer of the Purchased Shares from the Share Vendors to the Share Purchaser and the transfer of the Purchased Assets from the Company to the Purchaser;

(5) certified copies of all resolutions of directors and shareholders and related documentation evidencing the duly authorized completion of the Reorganization Closing;

(6)  the Updated Financial Statements;

(7) signed certificate of the Chief Financial Officer of the Company pursuant to the provision of Section 3.11;

(8)  true and complete copies of:

     (a) the audited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2002 and September 30, 2003, and the audited consolidated statements of income and cash flows of the Company and its Subsidiaries for the two fiscal years ended September 30, 2002 and September 30, 2003 and for the quarter ended September 30, 2002 and September 30, 2003, together with all related notes and schedules thereto, accompanied by the reports thereon of the Auditor; and

     (b) the consolidated statements of income and cash flows of the Company and its Subsidiaries for the quarters ended December 31, 2002 and 2003, together with all related notes and schedules thereto and the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2003;

     (collectively, the "Historical Financial Statements") in each case, reconciled to generally accepted accounting principal in the United States and prepared in compliance with Regulation S-X under the U.S. Securities Act of 1933, as amended ("Regulation S-X"). For greater certainty, the costs related to the preparation of such reconciliation and compliance with Regulation S-X shall be borne by the Purchaser;

(9) employment agreements and other related arrangements between the Company and each of Bruce Croxon, Nicholas Paine, Edward Lum, Ron Duke, Paul Gallucci and George Howitt;

(10) an opinion of Company Counsel dated the Closing Date in form and substance acceptable to the Purchasers, acting reasonably;

(11) resignations, effective as of the Share Purchase Closing Time, from each director and officer of the Company and of each director and officer, or management board member, as applicable, of each Subsidiary, and a release from each such director, officer or management board member, as applicable (other than for Claims for current unpaid remuneration or Claims under indemnities provided to such individual by the Company or a Subsidiary);

(12) share certificates representing all of the Purchased Shares duly endorsed in blank for transfer or accompanied by a duly executed stock transfer and power of attorney;

(13) a duly executed general conveyance and assignment transferring all of the Purchased Assets to the Purchaser in accordance with the terms of this Agreement;

(14) Counterparts executed by each Shareholder;

(15) evidence satisfactory to the Purchasers, acting reasonably, that all Options have been exercised or terminated;

(16) evidence satisfactory to the Purchasers, acting reasonably, that all loans from the Company or any Subsidiary to Employees and Shareholders have been repaid in full;

(17) evidence satisfactory to the Purchasers, acting reasonably, that the Reorganization has been completed in accordance with the terms set forth herein and on such other terms as are acceptable to the Purchaser, acting reasonably;

(18) a true and complete list of all taxation years of the Company and the Subsidiaries that remain open for the reassessment of additional Taxes as at the date of this Agreement;

(19) evidence satisfactory to the Purchasers, acting reasonably, that the Shareholders Agreement has been terminated and all required consents and waivers related thereto have been obtained from the Shareholders;

(20) releases from each Shareholder releasing the Company and the Purchaser from any liability arising prior to the Share Purchase Closing Time, or otherwise in connection with the transactions contemplated herein, except in respect of any Claim made pursuant to and in accordance with this Agreement or in respect of or incidental to their employment by the Company or any Subsidiary (provided such Claims arise in connection with activities that are necessary or required in respect of or incidental to their employment and the performance of their duties and arise in the ordinary course of business); and

(21) such other documents, certificates and instruments as may be reasonably required by the Purchaser to complete the transactions contemplated herein.

         If any of the foregoing conditions in this Article has not been fulfilled by the Asset Purchase Closing Time or the Share Purchase Closing Time, as applicable, the Purchasers may terminate this Agreement by notice in writing to the Shareholders, without prejudice to their rights to recover damages for the breach of this Agreement. In addition, the Purchasers may waive compliance with any condition in whole or in part if they see fit to do so, without prejudice to their rights of termination in the event of non- fulfilment of any other condition, in whole or in part, or to their rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                   Article 9
                       SHAREHOLDERS' CONDITIONS PRECEDENT

         The obligation of each Shareholder to complete the sale of the Purchased Shares under this Agreement and of the Company to complete the sale of the Purchased Assets under this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Share Purchase Closing Time and Asset Purchase Closing Time, respectively, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Shareholders and the Company as the case may be, and may be waived by it in whole or in part at any time and from time to time prior to the Share Purchase Closing Time or Asset Purchase Closing Time, as applicable).

Section 9.1       Truth and Accuracy of Representations of Purchasers at the
                   Closing Time.
         All of the representations and warranties of the Purchasers made in or pursuant to this Agreement shall be true and correct in all material respects as at each of the Asset Purchase Closing Time and Share Purchase Closing Time and with the same effect as if made at and as of the Asset Purchase Closing Time and Share Purchase Closing Time, respectively (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and the Shareholders shall have received a certificate of the Purchasers confirming the truth and correctness of representations and warranties set forth in Article 6 in all material respects.

Section 9.2       Performance of Obligations.
         The Purchasers shall have performed or complied with all their obligations and covenants under this Agreement to be performed at or prior to each of the Asset Purchase Closing Time and Share Purchase Closing Time.

Section 9.3       Consents, Approvals and Waivers.
         All consents, approvals, orders and authorizations of any Person (and registrations, declarations, filings or recordings with any Governmental Authority), required in connection with the completion of any of the transactions contemplated by this Agreement, shall have been obtained at or before the Asset Purchase Closing Time.

Section 9.4       No Proceedings.
         There shall be no injunction or restraining order issued preventing, and no pending proceeding, judicial or administrative, against any Party by any Governmental Authority, for the purpose of enjoining or preventing the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of such transactions is improper or would give rise to proceedings under any Laws.

Section 9.5       Completion of Reorganization.
         The Reorganization shall have been completed prior to the Asset Purchase Closing Time.

Section 9.6       Asset Closing.
         The Asset Closing shall have been completed prior to the Share Purchase Closing Time and the Purchase for Cancellation Closing Time.

Section 9.7       Purchase for Cancellation.
         The Share Closing shall have been completed prior to the Purchase for Cancellation Closing Time.

Section 9.8       Employee Shareholders
         On or prior to the Purchase for Cancellation Closing Time, but following the Share Purchase Closing Time, the Company shall have acquired for cancellation all of the shares in the capital of the Company held by the Employee Shareholders in accordance with Section 10.19.

Section 9.9       Receipt of Closing Documentation.
         The Shareholders shall have received copies of all certificates, documents and agreements, duly executed by the Purchasers, that are required to be delivered by the Purchasers pursuant hereto or in connection herewith, in form and content satisfactory to the Shareholders, acting reasonably, including, without limitation, the following:

(1)  the Escrow Agreement;

(2)  the Adjustment Escrow Agreement;

(3) certified copies of the incorporating documents and by-laws (or the equivalent thereof) in respect of the Purchasers;

(4) certified copies of all resolutions of the directors and shareholders, as applicable, of the Purchasers, authorizing the execution and delivery of this Agreement and all other documents contemplated herein, and the completion of the transactions contemplated herein, including the purchase of the Purchased Shares and the Purchased Assets;

(5) an opinion of counsel to the Purchasers, Stikeman Elliott LLP, dated the Closing Date in form and substance satisfactory to the Shareholders, acting reasonably;

(6) payment of the Share Purchase Price, Asset Purchase Price and the Purchase for Cancellation Price payable at the Closings in accordance with Article 3; and

(7) such other documents, certificates and instruments as may be reasonably required by the Shareholders to complete the transactions contemplated herein.

         If any of the foregoing conditions in this Article has not been fulfilled by the Asset Closing, the Share Closing or the Purchase for Cancellation Closing, as applicable, the Shareholders may terminate this Agreement by notice in writing to the Purchaser, without prejudice to their respective rights to recover damages for breach of this Agreement. In addition, the Shareholders may waive compliance with any condition in whole or in part if they see fit to do so, without prejudice to their respective rights of termination in the event of non- fulfilment of any other condition, in whole or in part, or to their respective rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                   Article 10
                         OTHER COVENANTS OF THE PARTIES

Section 10.1      Conduct of Business Prior to Closing.

(1) During the period from the date of this Agreement to the Asset Purchase Closing Time (the "Interim Period"), the Shareholders shall cause the Company, and the Company shall, and shall cause each of the Subsidiaries, to do the following:

     (a) Conduct Business in the Ordinary Course - except as otherwise contemplated or permitted by this Agreement or consented to in writing by the Purchaser, conduct the Business in the ordinary course, consistent with past practice and regular customer service and business policies;

     (b) Continue Insurance - continue in force all policies of insurance listed on Schedule Error! Reference source not found. maintained by or for the benefit of the Company or any of the Subsidiaries and give all notices, pay all premiums and present all Claims under all such insurance policies in a timely fashion; and

     (c) Approvals - co-operate with the Purchaser with respect to obtaining HSR Approval and all other approvals required by the Purchaser in connection herewith.

(2) During the Interim Period, without the prior written consent of the Purchaser, the Shareholders shall ensure that the Company shall not and the Company shall not and shall ensure that its Subsidiaries shall not:

     (a) No Additional Debt - incur any senior or subordinate debt, guarantee or become contingently liable for any indebtedness whatsoever, other than indebtedness existing as of the date hereof as described on the Financial Statements or disclosed in Schedule Error! Reference source not found., other than trade credit in the ordinary course of business;

     (b) Amendments to Agreements - amend, supplement, surrender, terminate, cancel, assign, transfer or encumber (i) any Material Contract, including, without limitation, the indebtedness described on Schedule Error! Reference source not found. and (ii) any Employment Contract or other arrangements with Employees, directors, officers and agents of the Company or any Subsidiary from that disclosed in writing to the Purchaser other than in the ordinary course of business or as disclosed to the Purchaser in writing;

     (c) No Encumbrances - grant, create, assume or suffer to exist any Encumbrances on the shares of any Subsidiary or on any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries other than Permitted Encumbrances; or

     (d) No Sales of Assets - sell, exchange, lease, release or abandon or otherwise dispose of, all or any part of the assets or properties of the Company or any of its Subsidiaries, other than bona fide transactions in the ordinary course of the Business for the purpose of carrying on the same in accordance with past practice.

(3) The Updated Financial Statements have been or will be prepared, as applicable, on a basis consistent with that of the preceding periods and will present fairly:

     (a) all of the assets, liabilities and financial position of the Company and the Subsidiaries on a consolidated basis as at the month end for each month included therein; and

     (b) the sales, earnings, results of operation and changes in financial position of the Company and the Subsidiaries on a consolidated basis for the periods covered.

(4) The Shareholders hereby waive and agree not to exercise any dissent rights or similar rights they may have under the Business Corporations Act (Ontario) or other applicable Laws in connection with the transactions contemplated by this Agreement.

Section 10.2      Access for Investigation.
(1) During the Interim Period, the Company shall ensure that the Purchaser and its representatives, without interference to the ordinary conduct of the Business, are permitted to have reasonable access during normal business hours, upon prior reasonable written notice to the Company, to (i) the Leased Real Property, (ii) all the Books and Records and (iii) the properties and assets of the Company and its Subsidiaries.

(2) Notwithstanding Section 10.2(1) and Section 10.2(3), the Company shall not be required to disclose any information, records, files or other data to the Purchaser where prohibited by any Law.

(3) During the Interim Period, the Company shall provide to the Purchaser and its authorized representatives copies of all Material Contracts and financial information and all other information, documents and agreements relating to the Company and its Subsidiaries. In addition, at the request of the Purchaser at any time and from time to time during the Interim Period, the Company will cause the senior officers of the Company and its Subsidiaries and, where applicable, other relevant parties, to discuss with the Purchaser and its officers, directors and agents, all matters relating to the Company and its Subsidiaries and the transactions contemplated herein; provided that the Purchaser may not interview any Employees other than Bruce Croxon, Ron Duke, Paul Gallucci, George Howitt and Cecil Chandless without the Company's prior consent. Notwithstanding any investigation by the Purchaser as referred to herein, the Purchaser shall be entitled to rely upon the representations, warranties and covenants of the Company and the Shareholders contained in this Agreement and all other documents and agreements delivered in connection with the transactions contemplated herein.

(4) During the Interim Period, the Shareholders and the Company will take all necessary steps and actions to comply with the provisions of applicable Laws in connection with the completion of the transactions contemplated herein.

Section 10.3      Actions to Satisfy Closing Conditions.
(1) Each of the Parties shall take all such actions as are within its power to control, and use Best Efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with each of the conditions and covenants set forth in Article 8, Article 9 or Article 10 which are for the benefit of any other Party.

(2) The Purchasers shall keep the Shareholders informed as to the status of the proceedings related to the application, notification and filings, relating to HSR Approval and provide the Company and the Shareholders with copies of such applications, notifications and filings in draft form, containing information relating to the Shareholders in order for the Shareholders to confirm that such information is correct.

(3) The Purchasers shall provide any undertakings and abide by any conditions required to obtain HSR Approval or in order that officials not oppose or threaten to oppose the purchase of the Purchased Shares or the Purchased Assets which are not materially adverse to the Purchaser or the Company or the Subsidiaries taken as a whole.

(4) The Purchasers and the Shareholders shall cooperate with each other, and shall use Best Efforts to cause their respective officers, employees, agents, auditors and representatives to cooperate with each other, prior to the Closing to ensure the orderly acquisition of the Company and its Subsidiaries by the Purchaser and to minimize any disruption to the respective businesses of the Purchaser and its Subsidiaries and the Company and its Subsidiaries that might result from the transactions contemplated hereby.

(5) The Shareholders and the Company shall cooperate with and take reasonable commercial steps to assist (in good faith) the Purchasers in the proposed offering by the Purchaser of its debt securities to occur on or after the Closing Date (the "Proposed Offering"), including preparation of an offering memorandum (the "Offering Memorandum") relating to the Proposed Offering disclosing information regarding the Company's business, financial condition, results from operations or otherwise, including management's discussion and analysis of financial condition and results of operations (the "Company Information"), provided that neither the Shareholders nor the Company shall incur any out of pocket expense (other than in respect of which they shall have been reimbursed) in connection with the Proposed Offering or the Offering Memorandum, and that the Offering Memorandum shall not include any Company Information or other disclosure related to the Company, including for greater certainty, the Financial Statements or Historical Financial Statements, which has not been reviewed and approved for inclusion in the Offering Memorandum by Ron Duke and Bruce Croxon (the "Reviewers"), which review shall be completed on a timely basis, and in any event within two Business Days of receipt by the Reviewers of the Offering Memorandum, and which approval shall not be unreasonably withheld. For greater certainty, if no comments or objections are received from the Reviewers by the end of such two Business Day period, then the Reviewers shall be deemed to have consented to the disclosure. In addition, the Shareholders and the Company shall instruct the Auditors and use commercially reasonable efforts to otherwise cause the Auditors to cooperate with the Purchaser in connection with the Proposed Offering and to deliver, at the Purchaser's expense, "comfort letters", dated and delivered by no later than the date on which the Proposed Offering is priced and on which it is closed, in form and substance typically delivered in connection with offerings such as the Proposed Offering and the Offering Memorandum. Furthermore, the Shareholders and the Company shall cooperate with the Purchaser, and shall use commercially reasonable efforts to cause the Auditors to provide to the Purchaser, at the Purchaser's expense, the requisite consents required to enable the Purchaser to fulfill any requirements imposed on it by the United States Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.


Section 10.4      Transfer of the Purchased Assets and Purchased Shares.
         The Shareholders and the Company shall take all necessary steps and proceedings to permit good title to the Purchased Assets and the Purchased Shares to be duly and validly transferred and assigned to the Purchaser and the Share Purchaser, respectively, at the Asset Closing and Share Closing, respectively, free of all Encumbrances, other than Permitted Encumbrances.

Section 10.5      Request for Consents.
         The Shareholders and the Company shall use Best Efforts to obtain, prior to the Closing Date, all Consents. Such Consents shall be upon such terms as are acceptable to the Purchaser, acting reasonably. The Purchasers will co-operate in obtaining such Consents.

Section 10.6      Preservation of Records.
         The Purchasers shall take all reasonable steps to preserve and keep the records of the Company and each of the Subsidiaries delivered to them in connection with the completion of the transactions contemplated by this Agreement for a period of six (6) years from the Closing Date, or for any longer period as may be required by any Laws or Governmental Authority, and shall make such records available to the Shareholders on a timely basis, as may be reasonably requested by them.

Section 10.7      Stub Period Returns.
(1) The Share Purchaser shall cause each of the Company and the Subsidiaries (each a "Filing Entity") to duly and timely make or prepare all Tax Returns required to be made or prepared by them and to duly and timely file all Tax Returns required to be filed by them for any period (a "Stub Period") which ends on or before the Share Purchase Closing Time and for which Tax Returns have not been filed as of such date. The Share Purchaser shall also cause each of the Filing Entities to duly and timely make or prepare all Tax Returns required to be made or prepared by them and to duly and timely file all Tax Returns required to be filed by them for periods (each, a "Continuing Period") beginning before and ending after the Share Purchase Closing Time. If income taxes would be payable by a Filing Entity for a Stub Period or a Continuing Period in the absence of the Filing Entity claiming the maximum amount of any discretionary deductions available to it, the Tax Return of the Filing Entity for that Stub Period or Continuing Period, as the case may be, shall be prepared on the basis that the Filing Entity will claim such portion of the maximum amount of any discretionary deductions available to it for that Stub Period or Continuing Period, as the case may be, that would result in either the least amount of income taxes or in no income taxes being payable by the Filing Entity for that Stub Period or Continuing Period, as the case may be.

(2) The Shareholders, on the one hand, and the Share Purchaser, on the other hand, shall cooperate fully with each other and make available to each other in a timely fashion such data and other information as may reasonably be required for the preparation of any Tax Return of the applicable Filing Entity for a Stub Period or Continuing Period and shall preserve such data and other information until the expiration of any applicable limitation period under any applicable Law with respect to Taxes.

(3) Tax Returns required to be prepared by the Share Purchaser for Stub Periods or Continuing Periods shall be submitted in draft form to the Shareholders (in respect of the Company), at least 30 days before the date on which such Tax Returns are required by Law to be filed with the relevant Governmental Authority. The Shareholders shall, subject to Law, have the right to require the Share Purchaser to cause reasonable changes to be made to any such Tax Return by communicating such changes in writing to the Share Purchaser at least 15 days before the date on which such Tax Return is required by Law to be filed with the relevant Governmental Authority. The Share Purchaser shall make, or cause to be made, such changes required by the Shareholders and file only such Tax Return on or before the date on which it is required by Law to be filed with the relevant Governmental Authority.

Section 10.8      Tax Matters.
If, at any time after the Closings, the Company or any Subsidiary receives an assessment, a reassessment, an indication in writing that an assessment or reassessment is being considered or proposed or any other notice in writing relating to an amount to which the representations and warranties in Section
4.30 may relate and which in turn could give rise to a Claim against the Shareholders under this Agreement, the provisions of Section 11.2 shall apply.

Section 10.9      Filings and Authorizations.
         Each of the Parties, as promptly as practicable after the execution of this Agreement, will (i) make, or cause to be made, all such filings and submissions under all Laws applicable to it, as may be required for it to consummate the purchase and sale the Purchased Shares and the Purchased Assets in accordance with the terms of this Agreement, including the filing of any notice pursuant to the Investment Canada Act, (ii) use its Best Efforts to obtain, or cause to be obtained, all authorizations necessary or advisable to be obtained by it in order to consummate such transfers, and (iii) use its Best Efforts to take, or cause to be taken, all other actions which are necessary or advisable in order for it to fulfil its obligations under this Agreement. The Parties will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, without limitation, providing each other with all notices and information supplied to or filed with any Governmental Authority (except for notices and information which the Shareholders or the Purchaser, in each case acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Authority.

Section 10.10     Risk of Loss.
         If the assets of the Company or any of the Subsidiaries, are damaged or destroyed or appropriated, expropriated or seized by any Person, on or prior to the Closing Date, which act or acts in the aggregate constitutes a Material Adverse Change, then the Purchasers may, in their sole and unfettered discretion elect one of the following options;

(1) The Purchasers may elect to complete the purchase of the Purchased Shares and the Purchased Assets and to reduce the Share Purchase Price and/or Asset Purchase Price (and Purchase for Cancellation Price) by an aggregate amount equal to the fair market value of the assets that have been damaged, destroyed, expropriated or seized, as the case may be, in which event to the extent that the representations and warranties of the Shareholders are not true and correct in all material respects as of the Closing Date solely as a result of such damage, destruction, expropriation or seizure, such representations and warranties shall be deemed to be true and correct in all material respects as of the Closing Date for all purposes under this Agreement and all proceeds of any insurance or compensation for expropriation or seizure in respect thereof will be payable to the Shareholders in accordance with their Proportionate Share and all right and claim of the Purchasers to any such amounts will be assigned to the Shareholders; or

(2) The Purchasers may elect to complete the purchase of the Purchased Shares and the Purchased Assets without any reduction in the Share Purchase Price, Asset Purchase Price or Purchase for Cancellation Price, in which event to the extent that the representations and warranties of the Shareholders are not true and correct in all material respects as of the Closing Date solely as a result of such damage, destruction, expropriation or seizure, such representations and warranties shall be deemed to be true and correct in all material respects as of the Closing Date for all purposes under this Agreement and all proceeds of any insurance or compensation for expropriation or seizure in respect thereof will be payable to the Purchasers, and all right and claim of the Shareholders to any such amounts will be assigned to the Purchasers.

Section 10.11     Consent to Jurisdiction.
(1) Each of the Parties irrevocably attorns and submits to the exclusive jurisdiction of any Ontario court sitting in Toronto in any action or proceeding arising out of or related to this Agreement and irrevocably agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Ontario court. Each of the Parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding. Each Shareholder not resident in Ontario irrevocably appoints Osler, Hoskin & Harcourt LLP (the "Shareholders' Agent for Service"), with an office as of the date of this Agreement at Suite 6100, 1 First Canadian Place, Toronto, Ontario M5X 1B8 for the attention of Mark Trachuk, as its agent to receive on behalf of it and its property service of copies of the statement of claim and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to the Shareholders in care of the Shareholders' Agent for Service at the Shareholders' Agent for Service's above address, and the Shareholder irrevocably authorizes and directs the Shareholders' Agent for Service to accept such service on its behalf. The Purchasers irrevocably appoint Stikeman Elliott LLP (the "Purchasers' Agent for Service"), with an office as of the date of this Agreement at Suite 5300, Commerce Court West, 199 Bay Street, Toronto, Ontario, for the attention of Marvin Yontef as its agent to receive on behalf of it and its property service of copies of the statement of claim and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to the Purchasers in care of the Purchaser's Agent, at the Purchasers' Agent's above address, and the Purchasers irrevocably authorize and directs the Purchasers' Agent to accept such service on their behalf. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(2) Nothing in this section shall affect the right of the Shareholders or Purchasers to serve legal process in any other manner permitted by law or affect the right of Shareholders or Purchasers to serve legal process in any other manner permitted by law or affect the right of Shareholders or the Purchasers to bring any action or proceeding against a Shareholders or the Purchasers, as the case may be, or their respective property in the courts of any other jurisdiction.

Section 10.12     Confidentiality.
         After the Closing, the Shareholders will keep confidential all information in their possession or under their control relating to the Company and the Business unless such information is or becomes generally available to the public other than as a result of a disclosure by the Shareholders in violation of this Agreement or is required to be disclosed by a Governmental Authority or pursuant to applicable Laws.

Section 10.13     Non-Competition.
         The Senior Management and Founders shall not, on their own behalf or on behalf of or in connection with any Person in any capacity whatsoever, including as an employer, employee, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier or trustee or by and through any corporation, cooperative, partnership, trust, unincorporated association or otherwise carry on, be engaged in, have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business which is in competition with the Business (except for an equity share investment in a public company whose shares are listed on a stock exchange in North America in an over-the-counter market where that share investment does not in the aggregate exceed 2% of the issued equity shares of such company).

Section 10.14     Non-Solicitation of Employees.
         The Senior Management and Founders shall not, on their own behalf or on behalf of or in connection with any other Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier or trustee or by and through any corporation, cooperative, partnership, trust, unincorporated association or otherwise:

          (i) Employ, offer employment to or solicit the employment or engagement of or otherwise entice away from the employment of the Company any individual who is employed by the Company whether or not such individual would commit any breach of his contract or terms of employment by leaving the employ of the Company; or

          (ii) Procure or assist any Person to employ, offer employment or solicit the employment or engagement of or otherwise entice away from the employment of the Company any such individual.

Section 10.15     Non-Interference.
         The Shareholders (except CIBC) shall not on their own behalf or on behalf of or in connection with any other Person, in any capacity whatsoever, including as an employer, employee, principal, agent, joint venturer, partner, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier or trustee or by and through any corporation, cooperative, partnership, trust, unincorporated association or otherwise, interfere or attempt to interfere with the Business or persuade or attempt to persuade any client, employee or supplier of the Company to discontinue or alter such Person's relationship with the Company.

Section 10.16     Term
         The covenants contained in Section 10.13, Section 10.14, and Section
10.15 above, shall continue in full force and effect for a period of three years after the Closing Date, except for the covenant contained in Section 10.12, which shall survive and continue in full force and effect without limitation of time.

Section 10.17     Waiver of Shareholders Agreement.
         Each of the Shareholders hereby waives any and all rights it may have under Articles 7, 8, 13 and 16 of the Shareholders Agreement in respect of the transactions contemplated by this Agreement and agrees that no further action is required under the Shareholders Agreement to effect the transactions contemplated in this Agreement and further agrees upon completion of the transactions contemplated by this Agreement that the Shareholders Agreement shall have no further force and effect.

Section 10.18     Capital Dividend.
         The Purchasers shall cause the Company to ensure that, and the Company shall ensure that, the amount, if any, by which (i) the amount paid by the Company to each Purchase for Cancellation Shareholder in respect of the Purchase for Cancellation Price payable hereunder to such Purchase for Cancellation Shareholder or to each of the Employee Shareholders as contemplated under
Section 10.19 exceeds (ii) the "paid-up capital" (within the meaning of subsection 89(1) of the Income Tax Act (Canada)) of the Purchase for Cancellation Shares held by such Purchase for Cancellation Shareholder or of the shares of the Company held by such Employee Shareholders, as the case may be, will be a "capital dividend" (within the meaning of subsection 83(2) of the Income Tax Act (Canada)). To the extent that the Company files any election under section 184 of the Income Tax Act (Canada) after the Share Purchaser Closing Time such that all or part of any dividend or deemed dividend (for purposes of the Income Tax Act (Canada)), received by a Purchase for Cancellation Shareholder or an Employee Shareholder in connection with the Purchase for Cancellation or purchase of such Employee Shareholders' shares of the Company under Section 10.19, as the case may be, is treated as a "taxable dividend" (for purposes of the Income Tax Act (Canada)), as a result of such election, then the Purchasers agree to cause the Company to pay to such Purchase for Cancellation Shareholder or Employee Shareholder, as the case may be, the amount necessary so that such Purchaser for Cancellation Shareholder or an Employee Shareholder, as the case may be, is put in the same after -tax position as it would have been in if no such election under section 184 of the Income Tax Act (Canada) had been made by the Company.

         The Purchasers shall cause the Company to ensure that, and the Company shall ensure that, an election pursuant to subsection 256(9) of the Income Tax Act (Canada) will be filed with the Company's income tax return for its taxation year ending immediately before the Share Purchase Closing Time.

Section 10.19     Employee Shareholders.
         The Company shall acquire for cancellation all of the shares in the capital of the Company held by the Employee Shareholders on or prior to the Purchase for Cancellation Closing Time but following the Share Purchase Closing Time in accordance with Schedule 1.1(43).

                                   Article 11
                          INDEMNIFICATION FOR BREACHES
                           OF COVENANTS AND WARRANTIES

Section 11.1      Indemnification.
(1) The Shareholders - Each of the Shareholders, severally and not jointly, shall indemnify and save harmless the Purchasers, the Company and its Subsidiaries, and, to the extent applicable, each of their respective directors, officers, employees, agents and shareholders (the "Purchasers Indemnified Parties"), from and against all Claims which may be made or brought against any of the Purchasers Indemnified Parties, or which any of them may suffer or incur, directly or indirectly, as a result of, in connection with, or in respect of:

     (a) any incorrectness in or breach of any representation or warranty of the Shareholder contained in Article 4 or Article 5 or a breach of covenant of any such Shareholder or the Company contained in Article 10 of this Agreement which the Shareholder has been notified of in writing within the applicable time period specified in Section 7.1;

     (b) any failure of any of the Shareholders to perform or fulfil any of their covenants or obligations under this Agreement;

     (c) any failure of the Shareholders or the Company to transfer, as applicable, good and valid title to the Purchased Shares, the Purchase for Cancellation Shares and the Purchased Assets to the Purchaser and the Company (pursuant to the Purchase for Cancellation), free and clear of all Encumbrances other than Permitted Encumbrances;

     (d) any third party claim that the conduct of the Business as conducted on or prior to the Closing Date, including the use of the Intellectual Property Rights owned by, licensed to or used by the Company, infringes the Intellectual Property Rights of any Person;

     (e) any liability resulting from events, conditions or occurrences in existence on or prior to the Closing Date, relating directly or indirectly to the Company or the Business, except to the extent that the liability in respect thereof (i) is reflected on the Financial Statements or Updated Financial Statements, (ii) has been incurred by the Company in the ordinary course since September 30, 2003, or (iii) is specifically disclosed (A) in this Agreement, (B) in any of the Schedules, or (C) any information disclosed in writing to the Purchaser or any of its representatives during its due diligence;

     (f) except for the Claims disclosed in Schedule Error! Reference source not found., any Claims, investigations, complaints, grievances or proceedings against or relating to the Company or any of the Subsidiaries before any Governmental Authority arising in respect of matters occurring before the Reorganization Closing Time;

     (g) any and all Taxes (including, without limitation, any sales and use taxes and similar taxes imposed by any U.S. state Governmental Authority) payable by the Company (other than Taxes of the Company that arise as a result of the Closings) or any Subsidiary in respect of (i) any taxation year or period ending on or prior to the Share Purchase Closing Time, and (ii) in the case of any taxation year or period beginning before and ending after the Share Purchase Closing Time, the portion of such period ending on and including the Share Purchase Closing Time; provided however that (x) the Shareholders are obligated to make an indemnity payment under this Section 11.1(1)(g) only to the extent that the aggregate amount of all Taxes described in both clause (i) and clause (ii) exceeds the amount accrued as a liability for Taxes on the Closing Date Financial Statements, and (y) the obligation to indemnify for Taxes under this Section 11.1(1)(g) arises only at such time as the Company or any Subsidiary receives an assessment, reassessment or other form of recognized document assessing liability for such Taxes under applicable Laws.

(2) The right to indemnification under Section 11.1(1)(c) and Section 11.1(1)(g) exists notwithstanding Section 7.1 and notwithstanding any representation and warranty in Article 4 or Article 5.

(3) The Purchasers - the Purchasers shall jointly and severally indemnify and save harmless the Shareholders and to the extent applicable, each of their respective directors, officers, employees, agents and shareholders (the "Shareholder Indemnified Parties") from and against all Claims which may be made or brought against a Shareholder Indemnified Party, or which it may suffer or incur, directly or indirectly as a result of or in connection or in respect of:

     (a) any incorrectness in or breach of any representation or warranty of the Purchasers contained in Article 6 or a breach of covenant of the Purchasers contained in Article 10 of this Agreement which the Purchasers has been notified of in writing within the applicable time period specified in Section 7.1; and

     (b) any failure of any of the Purchasers to perform or fulfil any of their respective covenants or obligations under this Agreement.

(4) Limitations - The obligations of indemnification under this Article 11 in respect of such Claims shall be subject to:

     (a) the limitations contained in Section 7.1 respecting the survival of the representations and warranties of the Parties.

     (b) the requirement that the Party or Parties from whom indemnification is being sought (in this Section, the "Indemnifying Party") shall, in respect of any Claim made by any third Person, be afforded an opportunity at its sole expense to resist, defend and compromise such Claim in the manner specified in Section 11.2;

     (c) the limitation that, for Claims made in connection with any representation or warranty, the Indemnifying Party shall not be required to pay any amount until the aggregate of such Claims exceeds $500,000 and upon the aggregate of such Claims exceeding $500,000 the Indemnifying Party shall be required to pay amounts owing in respect of all Claims;

     (d) the limitation that no Indemnifying Party shall be required to pay any amount in respect of a Claim pursuant to which the amount payable would be less than $50,000;

     (e) the limitation that, for a Claim made in connection with a misrepresentation or breach of a representation, warranty, or covenant hereunder (other than in Article 5), no Indemnifying Party shall be required to pay an amount in excess of the Indemnifying Party's Proportionate Share of the Claim;

     (f) multiple Claims for breaches of representations and warranties arising from one event or series of related events, or from one set of factual circumstances, shall be considered to be one Claim for purposes of
          Section 11.1(4)(d);

     (g) the limitation that no Indemnifying Party shall be required to pay an amount in respect of Claims in excess of the Indemnifying Party's Proportionate Share of the aggregate of the Share Purchase Price and the Purchase for Cancellation Price paid to the Shareholders at the Closings; and

     (h) the limitation that the Indemnifying Party shall not be liable for any special, indirect, consequential, punitive or aggravated damages, including damages for loss of profit.

Section 11.2      Indemnification Procedures for Third Party Claims.
(1) In the case of Claims made by a third party with respect to which indemnification is sought, the Party or Parties seeking indemnification (in this Section, the "Indemnified Party") shall give prompt notice, and in any event within 20 days, to the Party from whom indemnification is being sought (in this Section, the "Indemnifying Party") of any such Claims made upon it. If the Indemnified Party fails to give such notice, such failure shall not preclude the Indemnified Party from obtaining such indemnification but the Indemnified Party's right to indemnification may be reduced to the extent that such delay prejudiced the defence of the Claim or increased the amount of liability or cost of defence and provided that no claim for indemnity in respect of the breach of any representation or warranty contained in this Agreement may be made unless notice of such Claim has been given prior to the expiry of the survival period applicable to such representation and warranty pursuant to Article 7.

(2) The Indemnifying Party shall have the right, by notice to the Indemnified Party given not later than 30 days after receipt of the notice described in
     Section 11.2(1), to assume the control of the defence, compromise or settlement of the Claim, provided that (i) such assumption shall, by its terms, be without cost to the Indemnified Party, and (ii) the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this Section in respect of that Claim.; and (iii) where the Claim is in respect of or relating to Taxes, the Indemnifying Party's right to so contest shall only apply after the Indemnifying Party has paid such Taxes to the Governmental Authority or has otherwise provided security for the payment of such Taxes in a manner that is satisfactory to the Indemnified Party acting reasonably.

(3) Upon the assumption of control of any Claim by the Indemnifying Party as set out in Section 11.2(1), the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Claim at its sole expense, including if necessary, employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall cooperate fully, but at the expense of the Indemnifying Party with respect to any out-of-pocket expenses incurred, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are reasonably necessary to enable the Indemnifying Party to conduct such defence. The Indemnified Party shall also have the right to participate in the negotiation, settlement or defence of any Claim at its own expense.

(4) The final determination of any Claim pursuant to this Section 11.2, including all related costs and expenses, shall be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Claim against the Indemnifying Party.

(5) If the Indemnifying Party does not assume control of a Claim as permitted in Section 11.2(1), the Indemnified Party shall be entitled to make such settlement of the Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claim shall be binding upon the Indemnifying Party.

(6) If there is more than one Indemnifying Party, the Indemnifying Parties which face the greatest share of any liability for indemnification in connection with the Claim shall be entitled to act on behalf of the remaining Indemnifying Parties and all Indemnifying Parties in respect of such Claim agree to be bound by their actions in connection therewith.

Section 11.3      Share Purchase Price and Purchase for Cancellation Price
                   Adjustment.
         For greater certainty, the Shareholders and Purchasers agree that the Share Vendors' Proportionate Share of any payment made pursuant to this Article 11 shall constitute and shall be treated by such parties as an adjustment to the Share Purchase Price payable by Purchaser hereunder in respect of the Purchased Shares and that the Purchase for Cancellation Shareholders' Proportionate Share of any payment made pursuant to this Article 11 shall constitute and be treated by such parties as an adjustment to the Purchase for Cancellation Price payable by the Company pursuant to the Purchase for Cancellation contemplated hereby.

Section 11.4      Mitigation and Exclusive Remedies.
         Nothing contained in this Agreement shall affect the obligation of a Party seeking indemnification to take commercially reasonable steps to mitigate its losses. The provisions of this Article 11 shall apply to any Claim for breach of covenant, representation, warranty or other provision of this Agreement (other than a Claim for specific performance or injunctive relief) and all such Claims and recourses shall be subject to the limitations and other provisions applicable thereto under this Article 11.

Section 11.5      One Recovery.
         Any Indemnified Party shall not be entitled to double recovery for any Claims even though they may have resulted from the breach of more than one of the representations, warranties, agreements and covenants made by the Indemnifying Party in this Agreement.

Section 11.6      Directors/Officers.
         Except in respect of any Claims arising hereunder or in connection with the transactions contemplated hereby, effective the Share Purchase Closing Time, each of the Company and the Purchaser hereby jointly and severally indemnifies and saves harmless each Person who is then a current officer or director of the Company or any Subsidiary from and against all Claims which may be made or brought against any such Person arising out of or pertaining to acts or omissions occurring at or prior to the Share Purchase Closing Time, other than any Claims arising from the negligence, fraud, wilful misconduct, failure to act honestly and in good faith with a view to the best interests of the Company or failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

                                   Article 12
                                     GENERAL

Section 12.1      Public Notices.
         All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Company, the Shareholders and the Purchaser and no Party shall act unilaterally in this regard without the prior approval of the other Parties, such approval not to be unreasonably withheld, except:

(1) where required to do so by law or by the applicable regulations or policies of any provincial or Canadian or other regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with the other Parties is not practicable; and

(2) in the case of the Company's communication made to the Company's employees affected by such transactions.

Section 12.2      Expenses.
         The Shareholders and the Purchasers shall pay their respective legal, accounting, and other professional advisory fees, costs and expenses incurred in connection with the transactions contemplated herein and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred and, except as otherwise contemplated hereby, the Shareholders shall pay all expenses relating to the Company and its Subsidiaries.

Section 12.3      Notices.
         Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e- mail:

(1) in the case of a Notice to any of the Shareholders, to the address indicated on such Shareholder's Counterpart:

(2)  in the case of a Notice to the Company to:

                  Lavalife Inc.
                  Suite 500
                  905 King Street West Toronto, ON M6K 3G9
                  Attention: Chief Financial Officer
                  Attention: Secretary
                  Fax:       (416) 263-8338
                  E- mail:   ron.duke@lavalife.com; cecil.chandless@lavalife.com

(3)  with a copy to:

                  Osler, Hoskin & Harcourt LLP
                  Box 50, 1 First Canadian Place
                  Toronto ON M5X 1B8
                  Attention: Mark Trachuk
                  Fax:       (416) 862-6666
                  E- mail:   mtrachuk@osler.com

(4)  in the case of a Notice to the Purchasers to:

                  MemberWorks Incorporation
                  680 Washington Boulevard
                  Stamford, Connecticut USA  06901
                  Fax:       (203) 674-7026
                  E- mail:   gthomas@memberworks.com
                  Attention: George Thomas, General Counsel

(5)  with a copy to:

                  Stikeman Elliott LLP
                  5300 Commerce Court West
                  199 Bay Street
                  Toronto, ON Canada  M5L 1B9
                  Fax:       (416) 947-0866
                  E- mail:   myontef@stikeman.com
                  Attention: Marvin Yontef

         Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

Section 12.4      Assignment.
         The Purchaser shall be entitled, upon giving written notice to the Shareholders at any time not less than five Business Days prior to the Closing Time, to assign some or all of its rights and obligations under this Agreement to any Affiliate of the Purchaser. To the extent of such assignment, such assignee shall have and may exercise all the rights of the Purchaser under this Agreement. Such assignment shall be on the basis that no assignment shall release the Purchaser from liability for its obligations as Purchaser under this Agreement and the Purchaser shall be and remain jointly and severally liable with the assignee for all of the obligations of the Purchaser hereunder. In the event of such an assignment, the Shareholders, the Company and such assignee shall execute an agreement confirming such assignment and the assumption of obligations contemplated in this Section and, upon execution and delivery of such agreement to the Shareholders and the Company, any reference to the Purchaser in this Agreement shall be deemed to refer to such assignee, to the extent of such assignment. Except as hereinbefore provided, neither this Agreement nor any benefits or burdens under this Agreement shall be assignable by any Party without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

Section 12.5      Amendment.
         No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby.

Section 12.6      Further Assurances.
         The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closings provided that the costs and expenses of any actions taken after the Closings at the request of a Party shall be the responsibility of the requesting Party. For greater certainty, the Purchaser shall cause the Share Purchaser to comply with all of its obligations under this Agreement.

Section 12.7      Execution and Counterparts.
         This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

Section 12.8      Disclosure on Schedules.
         The Parties agree that disclosure of a fact or matter by the Purchaser or the Shareholders in any Schedule attached hereto shall be sufficient disclosure for purposes of all other Schedules attached hereto.

Section 12.9      Independent Legal Advice.
         Each Shareholder acknowledges that he or it has been advised to obtain, and that he or it has obtained or has been afforded the opportunity to obtain, independent legal advice with respect to this Agreement and understands the nature and consequences of this Agreement, including without limitation any tax consequences.

Section 12.10     Release of Shareholder Claims.
         Effective as of the Share Purchase Closing Time, each Shareholder hereby remises, releases and forever discharges the Company and its employees, officers, directors and shareholders from any and all actions, causes of action, suits, covenants, contracts, claims and demands whatsoever, whether contingent or otherwise, which as at the Share Purchase Closing Time he or it had, has or thereafter can, shall or may have solely in his or its capacity as a shareholder of the Company.

Section 12.11     Withholding.
         Notwithstanding any provision in this Agreement but, for greater certainty, subject to Section 3.16, the Purchasers and the Company are entitled to withhold from any payment required to be made hereunder any and all Taxes or other amounts required to be withheld by any Law and the Purchaser, Share Purchaser and the Company, as the case may be, agree to remit such withheld amounts to the appropriate Governmental Authority within the time required by Law.

          IN WITNESS WHEREOF the Parties have executed this Agreement.

                                  LAVALIFE INC.

                                  By:    /s/ Bruce Croxon
                                         ---------------------------------
                                         Name: Bruce Croxon
                                         Title: Chief Executive Officer


                                  By:    /s/ Ron Duke
                                         ---------------------------------
                                         Name: Ron Duke
                                         Title: Chief Financial Officer


                                  MEMBERWORKS INCORPORATED

                                  By:     /s/ James B. Duffy
                                          ---------------------------------
                                          Name: James B. Duffy
                                          Title: Executive Vice President &
                                           Chief Financial Officer


                                  SHAREHOLDERS BY COUNTERPART